*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.16


                                      [*]

                                  DEED OF LEASE
                                       FOR
                                 WAREHOUSE SPACE

                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE
1.  DEFINITIONS.............................................................   1
2.  TERM....................................................................   6
3.  CONDITIONS OF PREMISES..................................................   7
4.  RENT....................................................................   8
5.  ADDITIONAL RENT.........................................................  10
6.  USE.....................................................................  11
7.  CARE OF PREMISES........................................................  12
8.  ALTERATIONS BY TENANT...................................................  12
9.  EQUIPMENT...............................................................  13
10.  OWNERSHIP AND REMOVAL OF PROPERTY......................................  13
11.  LANDLORD'S ACCESS TO PREMISES..........................................  14
12.  SERVICES AND UTILITIES.................................................  15
13.  RULES AND REGULATIONS..................................................  16
14.  REPAIR OF DAMAGE CAUSED BY TENANT: INDEMNIFICATION.....................  16
15.  LIMITATION ON LANDLORD LIABILITY.......................................  17
16.  FIRE AND OTHER CASUALTY................................................  17
17.  TENANT INSURANCE.......................................................  18
18.  CONDEMNATION...........................................................  20
19.  DEFAULT................................................................  21
20.  NO WAIVER..............................................................  24
21.  HOLDING OVER...........................................................  25
22.  SUBORDINATION..........................................................  25
23.  ASSIGNMENT AND SUBLETTING..............................................  26
24.  TRANSFER BY LANDLORD...................................................  28
25.  INABILITY TO PERFORM...................................................  29
26.  ESTOPPEL CERTIFICATES..................................................  29
27.  COVENANT OF QUIET ENJOYMENT............................................  29
28.  WAIVER OF JURY TRIAL...................................................  29
29.  BROKERS................................................................  30
30.  CERTAIN RIGHTS RESERVED BY LANDLORD....................................  30
31.  NOTICES................................................................  31
32.  MISCELLANEOUS PROVISIONS...............................................  31

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         A.  Benefit and Burden.............................................  31
         B.  Governing Law..................................................  31
         C.  No Partnership.................................................  31
         D.  Delegation by Landlord.........................................  32
         E.  Tenant Responsibility for Agents...............................  32
         F.  Invalidity of Particular Provisions............................  32
         G.  Counterparts...................................................  32
         H.  Entire Agreement...............................................  32
         J.  Mortgagee's Performance........................................  32
         K.  Limitation on Interest.........................................  32
         L.  Remedies Cumulative............................................  33
         M.  Annual Financial Statements....................................  33
33.  LENDER APPROVAL [Intentionally omitted.]...............................  33
34.  PARKING................................................................  33
35.  SECURITY DEPOSIT.......................................................  33
36.  HAZARDOUS MATERIALS....................................................  35
37.  RELOCATION OF TENANT [Intentionally omitted.]..........................  36
38.  MEMORANDUM OF LEASE....................................................  36
39.  ANTENNA LICENSE........................................................  37
40.  OPTIONS TO EXTEND......................................................  38
SIGNATURES..................................................................  41


Exhibit A - Premises Plan
Exhibit B - Declaration of Acceptance
Exhibit C-1 - Cold Dark Shell Condition Specifications
Exhibit C-2 - Construction Schedule
Exhibit D-1 - Rules and Regulations
Exhibit D-2 - Declaration of Protective Covenants [*]
Exhibit E - Parking
Exhibit F - Description of the Land
Exhibit G - Special Tenant Requirements
Exhibit H - Tenant's Financial Statement
Exhibit I - Form of Memorandum of Lease
Exhibit J - Form of Nondisclosure Agreement

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                      ii

                                      [*]

                                  DEED OF LEASE

          THIS DEED OF LEASE (the "Lease") is made and entered into this 15/th/ day of December, 1999, by and between TRIZECHAHN CENTERS, INC. dba TRIZECHAHN BEAUMEADE CORPORATE MANAGEMENT, a California corporation ("Landlord") and EQUINIX, INC., a Delaware corporation ("Tenant").

          In consideration of the Rent hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

          1.   DEFINITIONS.

          Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this
Section:

               A. Alterations: Any improvements, alterations, fixed decorations or modifications, structural or otherwise, to the Premises, the Building or the Land, as defined below, including but not limited to the installation or modification of carpeting, partitions, counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures, wiring, hardware, locks, ceilings and window and wall coverings.

               B. Building: The building located on [*] in Ashburn, Virginia, in the Park (as hereinafter defined) in which the Premises are located. Except as expressly indicated otherwise, the term "Building" shall include all portions of said building, including but not limited to the Premises and the common areas of said building .

               C. Consumer Price Index (Regular and Base): [Intentionally omitted.]

               D. Default Rate: That rate of interest which is two (2) percentage points above the annual rate of interest which is publicly announced by Bank of America or its successor entity, if applicable ("Bank of America"), from time to time as its "prime" rate of interest, irrespective of whether such rate is the lowest rate of interest charged by Bank of America to commercial borrowers. In the event that Bank of America ceases to announce such a prime rate of interest, Landlord, in Landlord's reasonable discretion, shall designate the prime rate of interest by another bank located in the Washington, D.C. metropolitan area, which shall be the prime rate of interest used to calculate the default rate.

               E. Fiscal Year: Each consecutive twelve (12) month period during the Term of this Lease that commences on January 1 and concludes on December 31 inclusive.

               F. Ground Leases: All ground and other underlying leases from which Landlord's title to the Land and/or the Building is or may in the future be derived.

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

"Ground Lessors" shall denote those persons and entities holding such ground or underlying leases.

               G. Holidays: New Year's Day, Presidents' Day, Martin Luther King, Jr.'s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day and any other holidays designated by an executive order of the President of the United States or by Act of Congress.

               H. Land: The real estate that supports the Building as more fully described on Exhibit F attached hereto and made a part hereof, and all associated easements.

               I. Park Common Areas: All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of Tenant, other tenants of the Building or the Park and their agents, including, without limitation, roadways, entrances and exits, landscaped areas, open areas, park areas, exterior lighting, service drives, loading areas, pedestrian walkways, sidewalks, atriums, courtyards, concourses, stairs, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, hallways, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas and parking facilities.

               J. Landlord's Work: All work to be performed by Landlord as set forth on Exhibit C-1 attached hereto and made a part hereof.

               K. Lease Commencement Date: The date this Lease commences, as determined pursuant to Subsection 2.A. below.

               L. Lease Year: That period of twelve (12) consecutive calendar months that commences on the first day of the calendar month in which the Lease Commencement Date occurs, and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as the "first Lease Year," and each of the following Lease Years shall similarly be numbered for identification purposes.

               M. Mortgages: All mortgages, deeds of trust and similar security instruments which may now or in the future encumber or otherwise affect the Building or the Land, including mortgages related to both construction and permanent financing. "Mortgagees" shall denote those persons and entities holding such mortgages, deeds of trust and similar security instruments.

               N. Park Common Area Maintenance Expenses: All costs and expenses incurred by Landlord during any Fiscal Year in owning, managing, operating and maintaining the Park Common Areas, as determined by Landlord in accordance with an accounting system established and regularly applied by Landlord. Such costs and expenses shall include, but not be limited to the cost of insurance for the Budding and the Park; labor costs (including social security taxes and contributions and fringe benefits); charges under maintenance and service contracts (including but not limited to chillers, boilers, elevators, window and security services); the cost of water, gas, sanitary sewer, storm sewer, electricity, and other utilities to Park Common Areas; the cost of services to Park Common Areas and facilities and systems related thereto (including but not limited to, paving and parking areas, lighting and sound facilities, storm and sanitary drainage systems, utility conduits, systems and ducts, fire protection systems, sprinkler systems, security systems, Building signs, whether or not located on the Land, retaining walls, curbs, gutters, fences, sidewalks, canopies, steps, ramps, grass, trees and shrubbery), which services may include, among other things, ice and snow removal, lighting, cleaning, landscaping, gardening, sweeping, painting, and resurfacing; that portion of management fees which does not exceed three percent (3%) of the aggregate gross revenues received by Landlord from the Park from all sources; business taxes, license fees, public space and vault rentals and charges; assessments imposed by any association now or hereafter established to maintain the Park Common Areas (including, but not limited to, assessments imposed by any association with respect to the Park); and the cost of any equipment or services provided by Landlord in connection with the servicing, operation, maintenance repair and protection of the Park Common Areas and related exterior appurtenances (whether or not provided on the Lease Commencement Date). Park Common Area Maintenance Expenses shall include the cost of capital improvements made by Landlord to manage, operate or maintain the Park Common Areas together with any financing charges incurred in connection therewith, provided that such costs shall be amortized over the useful life of the improvements and only the portion attributable to the Fiscal Year shall be included in Park Common Area Maintenance Expenses for the Fiscal Year; further provided, that such expenditures shall be (a) limited to those replacements of Park components (other than buildings) with other Park components (other than buildings) which serve similar purposes and which are reasonably necessary to keep the Park in good repair, in Landlord's reasonable judgment, and which will not change the character of the Park, (b) improvements or Park components (other than buildings) added to the Park which in Landlord's reasonable Judgment will increase the efficiency the Park (i.e., are reasonably anticipated by Landlord to reduce Park Common Area Maintenance Expenses as they relate to the item which is the subject of the capital expenditure or to reduce the rate of increase in the Park Common Area Maintenance Expense which relates to the item which is the subject of the capital expenditure from what it otherwise may have been reasonably anticipated to be in the absence of such capital expenditure), and
(c) improvements or replacements which are required to comply with the requirements of any laws, regulations or insurance or utility company requirements, except for conditions existing in violation thereof on the Lease Commencement Date. Common Area Maintenance Expenses shall not include (i) Real Estate Tax Expenses, (ii) payments of principal and interest on any Mortgages,
(iii) leasing commissions, (iv) costs of preparing, improving or altering any spaces in preparation for occupancy of any new or renewal tenant, (v) costs incurred by Landlord on account of utilities, char services or other services attributable to space occupied by any tenant of the Building, (vi) the cost of damage and repairs necessitated by the gross negligence or willful misconduct of Landlord or of Landlord's agents and employees, (vii) any cost or expense incurred by reason of the remediation or clean-up of any contamination of the Building, the Land or the Park, or the soils or ground water underlying the Building, the Land or the Park, by hazardous materials or toxic substances to the extent that either (A) such contamination existed prior to the Lease Commencement Date and was not caused by Tenant or any of its employees, agents or contractors, or (B) such contamination arose on or after the Lease Commencement Date and was caused by any other tenant of the Park or by Landlord or any of its employees, agents or contractors, (viii) overhead costs and profit increment paid to subsidiaries or affiliates of Landlord for services on or for the Building, the Land or the Park, to the extent only that the cost of such services exceed the competitive costs of such services were they not so rendered by a subsidiary or affiliate of Landlord, (ix) any deductible on Landlord's insurance policy in excess of Fifty Thousand Dollars ($50,000,00), (x) the costs, including permit, license and inspection costs, incurred with respect to the construction of the Building, (xi) the cost of any services provided to other tenants of the Park which are not made available to Tenant, (xii) legal fees, brokerage commissions, advertising costs, or other related expenses incurred in connection with the leasing of the Building or the Park or associated with monetary disputes with tenants or other occupants of the Building or the Park or with the enforcement of any monetary provision of any lease or defense of Landlord's title to or interest in the Budding or the Park or any part thereof, (xiii) except to the extent allocable to the Park, salaries of personnel to the extent that such personnel perform services other than in connection with the management, operation, repair or maintenance of the Building, the Land or the Park, and (xiv) Landlord's general corporate overhead and general and administrative expenses not related to the Building, the Land or the Park.

               O. Park: That certain business park located in Ashburn, Virginia known as [*] which as of the date of this Lease contains approximately [*] rentable square feet in five (5) buildings, known as 21731, 21721, 21711, 21701, and the Building (with an address to be determined).

               P. Premises: [*] square feet of rentable area comprising the entirety of the Building, including, but not limited to, the roof of the Building as shown on the floor plan attached hereto as Exhibit A. However, the area and plan of the Premises may change in the event of the exercise of any option to expand or contract the Premises set forth in this Lease. The rentable area of the Premises has been determined in accordance with the Greater Washington Commercial Association of REALTORS(R) Standard Method of Measurement dated June 13, 1995 (the "GWCAR Standard Method of Measurement"). Tenant shall have the option, exercisable by written notice to Landlord within thirty (30) days following the Lease Commencement Date, to verify the rentable area of the Premises by having the Premises remeasured by Tenant's architect in the manner provided for in the GWCAR Standard Method of Measurement (the Tenant's Remeasurement"). If the rentable area of the Premises resulting from the Tenant's Remeasurement is within two percent (2%) of the rentable area of the Premises as stated above (the Stated Area ), the rentable area of the Premises shall be equal to the Stated Area. If the Tenant's Remeasurement is not within two percent (2%) of the Stated Area, Landlord and Tenant shall negotiate in good faith for ten (10) days to attempt to reach agreement as to the rentable area of the Premises. If within such 10-day period the parties have not mutually agreed on the rentable area of the Premises, then within five (5) days following) such 10-day period Landlord s architect and Tenant's architect shall jointly appoint a third architect. The third architect shall independently make his determination of the rentable area of the Premises within ten (10) days after his appointment. The highest and the lowest measurements among the three (3) architects shall be disregarded and the remaining determination shall be deemed to be the rentable area of the Premises. Each party shall pay for the cost of its architect and one-half of the cost of the third architect. In the event that Landlord's architect and Tenant's architect do not agree on a third architect within such 10-day period, the dispute shall be resolved by arbitration in accordance with the then prevailing Commercial Rules of the American Arbitration Association. For purposes of this Section 1.P., an "architect" shall mean an architect certified by The American Institute of Architects and licensed or registered to practice architecture in the Commonwealth of Virginia.

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          If the rentable area of the Premises as determined above is not within two percent (2%) of the Stated Area, then within fifteen (15) days after final determination of the rentable area of the Premises, Landlord shall prepare, and Landlord and Tenant shall each promptly execute, an amendment to this Lease pursuant to which the Base Rent, Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses and any other affected provisions of this Lease are recalculated to reflect such increase or decrease in the rentable area of the Premises, which amendment shall be effective retroactive to the Lease Commencement Date.

               Q. Premises' Standard Electrical Capacity: [Intentionally omitted.]

               R. Real Estate Tax Expenses: All taxes and assessments, general or special, ordinary or extraordinary, and foreseen or unforeseen, that are assessed, levied or imposed upon the Park, including, but not limited to, the Building and the Land, under any current or future taxation or assessment system or modification of, or supplement or substitute for, such system, whether or not based on or measured by the receipts or revenues from the Park Building or and the Land (including all taxes and assessments for public improvements or any other purpose and any gross receipts or similar taxes). Real Estate Tax Expenses also shall include all reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any such taxes, rates or assessments, including but not limited to legal fees, but shall not include any taxes on Tenant's Personal Property or other tenants personal property, which taxes are the sole obligation of each tenant.

               S. Rent: All Base Rent and Additional Rent.

                    (1) Base Rent: The amount payable by Tenant pursuant to Subsection 4.A. below.

                    (2) Additional Rent: All sums of money payable by Tenant pursuant to this Lease other than Base Rent.

                    (3) Monthly Rent: A monthly installment of Base Rent and Additional Rent, if any, which shall equal one-twelfth (1/12th) of Base Rent and Additional Rent then in effect.

               T. Tenant's Personal Property: All Alterations, equipment, improvements, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant or with Tenant's permission (other than any property of Landlord), with respect to which Tenant has not been granted any credit or allowance by Landlord, and which: (i) is removable without damage to the Premises, the Building and the Land, unless such damage is repaired by Tenant at its sole cost and expense, and (ii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise.

               U. Tenant's Share:

                    (1) Tenant's Share of Park Common Area Maintenance Expenses shall be that percentage of Park Common Area Maintenance Expenses which is equal to the number of square feet of rentable area in the Premises divided by the total number of square feet of rentable area in the Park ([*] on the Lease Commencement Date). As of the Lease Commencement Date, Tenant's Share of Park Common Area Maintenance Expenses shall be [*] percent ([*]).

                    (2) Tenant's Share of Real Estate Tax Expenses shall be that percentage of Real Estate Tax Expenses which is equal to the number of square feet of rentable area in the Premises divided by the total number of square feet of rentable area in the Building Park ([*] on the Lease Commencement Date).
As of the Lease Commencement Date, Tenant's Share of Real Estate Tax Expenses shall be [*] percent ([*]).

                    (3) Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses shall change any time the number of square feet of rentable area leased hereunder by Tenant or the number of square feet of rentable area in the Park increases or decreases.

               V. Unavoidable Delay: Any delays due to strikes, labor disputes, shortages of material, labor or energy, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other causes beyond the control of Landlord.

               W.   Work Agreement:  [Intentionally omitted.]

          2.   TERM.

               A. Term of Lease: The term of this Lease (the "Term") shall commence on a date (the "Lease Commencement Date"), as defined below, and shall terminate at midnight on the day which is the tenth (10th) anniversary of the Lease Commencement Date, or such earlier date on which this Lease is terminated pursuant to the provisions hereof (the "Lease Expiration Date"). The Lease Commencement Date shall be that date on which Landlord notifies Tenant that the Premises is in a "substantially complete" Cold Dark Shell Condition (as hereinafter defined), as certified by Landlord's architect based upon practices as are detailed by The American Institute of Architects. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term.

          Landlord shall use reasonable efforts to substantially complete Landlord's Work in accordance with the schedule set forth on Exhibit C-2 which is attached hereto and made a part hereof (the "Construction Schedule") on or before May 31, 2000. However, Landlord shall in no event be liable or subject to any claim for failure to substantially complete Landlord's Work by such date or for delay or inability to deliver possession of the Premises to Tenant for any reason. Notwithstanding anything contained herein to the contrary, if Landlord shall be delayed in substantially completing Landlord's Work as a result of:

                    (a) Tenant's failure to furnish to Landlord, on or before the dates and time periods set forth in the Construction Schedule, the information, requirements and/or approvals for any work to be done hereunder;

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                    (b) Tenant's request for changes in any plans subsequent to the date(s) set forth for such approval in the Construction Schedule;

                    (c) Tenant's failure to approve the plans, specifications or cost estimates for Additional Tenant Work (as hereinafter defined) or make any payment within the time required under Section 3 hereof;

                    (d) Tenant's request for materials, finishes or installations other than Landlord's Park standard;

                    (e) The result of Tenant's or its agents' or employees' acts, failure to act, or failure to act in a timely manner;

                    (f) Landlord's provision for Tenant's contractor to commence Tenant's initial buildout of the Premises prior to completion of Landlord's Work pursuant to the Cold Dark Shell Specifications; or

                    (g) Delays caused by coordination of Additional Tenant Work and delivery of the Cold Dark Shell Specifications;

then, solely for the purposes of determining the commencement date of Tenant's liability for Base Rent and other charges under this Lease, such delay shall neither postpone the Lease Commencement Date nor the date of substantial completion by Landlord of the Premises.

               B. Declarations: If requested by Landlord at any time during the Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit B.

               C. Effective Date: The rights and obligations set forth in this Lease, except for the obligation to pay Rent and as otherwise specifically provided herein to the contrary, shall become effective on the date of final execution of this Lease.

          3.   CONDITIONS OF PREMISES.

          Landlord shall deliver the Premises to Tenant in a "Cold Dark Shell Condition", which shall be in accordance with the specifications set forth on Exhibit C-1 (the "Cold Dark Shell Specifications"). Landlord and Tenant shall each use diligent efforts to fulfill their respective obligations necessary to achieve the construction dates set forth on the Construction Schedule. Except as set forth in Exhibit C attached hereto, Landlord shall have no obligation to make any improvements or alterations to the Premises.

          If Tenant shall desire any work to be performed by Landlord in the Premises, other than Landlord's Work, that is, any work not contained in the Cold Dark Shell Specifications ("Additional Tenant Work"), then (i) such Additional Tenant Work shall be subject to Landlord's sole and absolute discretion, (ii) Landlord shall cooperate with Tenant in order to obtain the approval of the [*] Owners Association, Inc. (the "Beaumeade Association") with respect to Additional Tenant Work, if such approval is required pursuant to
Section 8.A. hereof, and (iii) all Additional Tenant Work shall be performed at Tenant's sole cost and expense, including, but not limited to, the costs incurred by Landlord

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

relating to attempts to obtain the approval of such Additional Tenant Work by the Beaumeade Association. If any, Tenant shall pay the full amount of the costs thereof to Landlord, as Additional Rent hereunder, as follows: Not later than three (3) business days following Tenant's receipt from Landlord of written notice of the cost of the Additional Tenant Work (the "Additional Tenant Work Cost"), Tenant shall deposit in escrow with Commercial Settlements, Inc. ("CSI") the full amount of the Additional Tenant Work Cost as set forth in Landlord's notice. Such amount deposited in escrow, or such lesser amount as remains therein after disbursements therefrom, is hereinafter referred to as the "Additional Tenant Work Cost Escrow". At each time that a portion of the Additional Tenant Work has been substantially completed, Landlord shall have the right to request from Tenant that Tenant authorize the disbursement from the Additional Tenant Work Cost Escrow of such portion of the Additional Tenant Work Cost as is allocable to such portion of the Additional Tenant Work, which request shall be made in writing and accompanied by copies of the relevant disbursement request from the contractor(s) or supplier(s) requesting such disbursement. Within three (3) business days following receipt of Landlord's request for approval by Tenant of a disbursement from the Additional Tenant Work Cost Escrow, Tenant shall either notify Landlord of any objections thereto or approve such request in writing, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Tenant does not approve a disbursement request, CSI shall not disburse the funds to Landlord, and Tenant shall indemnify Landlord against, and hold Landlord harmless from, any and all losses, costs, damages, liabilities, claims of action and expenses (including, but not limited to, late charges, penalties, reasonable costs and reasonable attorneys' fees) incurred by Landlord as a result, direct or indirect, of Tenant's failure to timely approve a disbursement request. The Additional Tenant Work Cost Escrow shall be disbursed in not more than six (6) payments therefrom.

          4.   RENT.

          From and after the Lease Commencement Date, Tenant shall pay to Landlord such Base Rent and Additional Rent as set forth in this Section 4 and in Section 5 below.

               A.   Base Rent:  Base Rent shall equal:  The following amounts:

                     Base Rent Per
                    Square Foot Per         Base Rent Per            Monthly Base
 Lease Year              Annum                  Annum                    Rent
------------       -----------------       ----------------         --------------
     1                   $ [*]                  $ [*]                   $ [*]
     2                   $ [*]                  $ [*]                   $ [*]
     3                   $ [*]                  $ [*]                   $ [*]
     4                   $ [*]                  $ [*]                   $ [*]
     5                   $ [*]                  $ [*]                   $ [*]
     6                   $ [*]                  $ [*]                   $ [*]
     7                   $ [*]                  $ [*]                   $ [*]
     8                   $ [*]                  $ [*]                   $ [*]
     9                   $ [*]                  $ [*]                   $ [*]
    10                   $ [*]                  $ [*]                   $ [*]


_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Tenant shall pay Base Rent to Landlord in equal monthly installments ("Monthly Base Rent") in advance on the first day of each calendar month during the Term, without notice, except that the first monthly installment of Base Rent shall be paid upon execution of this Lease. If the Lease Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall receive a credit equal to the Monthly Base Rent multiplied by the number of days in said calendar month prior to the Lease Commencement Date and divided by the number of days in such month, which credit shall be applied toward the installment of Monthly Base Rent next due hereunder. If the Lease Expiration Date occurs after the expiration of the last numbered Lease Year set forth above in this Section 4.A. for which an amount of Monthly Base Rent is specified, then Monthly Base Rent shall continue to be payable by Tenant at such rate for each month or portion of a month thereafter which is prior to the Lease Expiration Date.

               B. Payment: All Base Rent and Additional Rent due and payable to Landlord under this Lease shall be made payable to TrizecHahn Centers, Inc. dba TrizecHahn Beaumeade Corporate Management and delivered to TrizecHahn Centers, Inc. dba TrizecHahn Beaumeade Corporate Management at Bank of America, P.O. Box #631577, Baltimore, MD 21263-1577.

               C. Late Fee: If Tenant fails to make any payment of Rent on or before the date when payment is due, then Tenant also shall pay to Landlord a late fee equal to five percent (5%) of the amount that is past due for each month or part thereof until such Rent is fully paid; provided, however, that, if, during each of the first three (3) Lease Years, Tenant has made all payments of Rent on or before the date when such payments are due and payable hereunder, then, commencing on the first day of the fourth (4th) Lease Year and continuing for the remainder of the Term, in lieu of the foregoing, the late fee provided for in this Section 3.C. shall not be assessed unless Tenant falls to make full payment of Rent within five (5) days after the day on which such payment is due. Said late fee shall be deemed reimbursement to Landlord for its costs of carrying and processing Tenant's delinquent account. Acceptance by Landlord of said late fee shall not waive or release any other rights or remedies to which Landlord may be entitled on account of such late payment.

               D. Arbitration: Any statement provided to Tenant by Landlord pursuant to Section 5 below shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt thereof, Tenant notifies Landlord of the respects in which the statement is claimed to be incorrect. Unless otherwise mutually agreed, any such dispute shall be determined by arbitration in the jurisdiction in which the Premises are located, in accordance with the then current commercial rules of the American Arbitration Association. The costs of the arbitration shall be divided equally between Landlord and Tenant, except that each party shall bear the cost of its own legal fees, unless (i) the arbitration results in a determination that Landlord's statement contained a discrepancy of less than five percent (5%) in Landlord s favor in which event Tenant shall bear all costs incurred in connection with such arbitration including without limitation reasonable legal fees or (ii) the arbitration results in a determination that Landlord's statement contained a discrepancy of at least five percent (5%) in Landlord's favor, in which event Landlord shall bear all costs incurred in connection with such arbitration, including, without limitation, reasonable legal fees. Pending determination of any dispute Tenant shall pay all amounts due pursuant to the disputed statement but such payments shall be without prejudice to Tenant's position. Upon at least fifteen (15) days notice to Landlord,

Tenant shall have reasonable access during normal business hours and at Tenant's expense to appropriate books and records of Landlord relating to the amount of expenses covered by the disputed statement for the purpose of verifying the statement. Any such review shall be made only by Tenant's employees and/or by an auditor hired by Tenant who is a Certified Public Accountant and who is employed on other than a contingent fee basis.

          5.   ADDITIONAL RENT.

               A. To Cover Consumer Price Index Increases: [Intentionally omitted.]

               B. To Cover Park Common Area Maintenance Expenses and Real Estate Tax Expenses: In addition to all other Rent set forth herein for each Fiscal Year Tenant shall pay to Landlord as Additional Rent an amount equal to the sum of Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses; provided, however, that for the Fiscal Years during which the Term begins and ends, Tenant's Share of the aforesaid sum shall be prorated based upon the greater of: (i) the number of days during such Fiscal Year that this Lease is in effect or (ii) the number of days that Tenant actually occupies the Premises or any portion thereof.

               C.   Statements:

                    (1)  [Intentionally omitted.]

                    (2) For each Fiscal Year Landlord shall deliver to Tenant a statement estimating Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses for such Fiscal Year, which Tenant shall pay in equal monthly installments in advance on the first day of each calendar month during each Fiscal Year. Tenant shall continue to pay such estimated Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses until Tenant receives the next such statement from Landlord at which time Tenant shall commence making monthly payments pursuant to Landlord s new statement. With the first payment of Monthly Base Rent which is due at least fifteen (15) days after Tenant's receipt of a statement from Landlord specifying estimated Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses payable during the Fiscal Year Tenant shall pay the difference between its monthly share of such sums for the preceding months of the Fiscal Year and the monthly installments which Tenant has actually paid for said preceding months.

               D. Retroactive Adjustments: After the end of each Fiscal Year Landlord shall determine and shall provide to Tenant a statement of Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses for the Fiscal Year. Within thirty (30) days after delivery of any such statement Tenant shall pay to Landlord any deficiency between the amount shown as Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses for the Fiscal Year and the estimated payments made by Tenant. Tenant shall be credited with any excess estimated payments toward payments by Tenant of the share of estimated Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses or if the Term has expired Landlord shall refund such amount to Tenant within thirty (30) days following the date of issuance of Landlord s statement provided that Tenant is not then in default under this Lease or if Tenant is then in default under this Lease such refund shall be made within thirty (30) days following the date that such default is cured.

               E. Change In or Contest of Taxes: In the event of any change by any taxing body in the period or manner in which any of the Real Estate Tax Expenses are levied assessed or imposed Landlord shall have the right in its sole discretion to make appropriate adjustments with respect to computing increases in Real Estate Tax Expenses. Real Estate Tax Expenses which are being contested by Landlord shall be included in computing Tenant's Share of Real Estate Tax Expenses under this Section but if Tenant shall have paid Rent on account of contested Real Estate Tax Expenses and Landlord thereafter receives a refund of such taxes Tenant shall receive a credit toward subsequent estimated payments in an amount equal to Tenant's Share of such refund.

               F. Sales, Use or Other Taxes: If during the Term any governmental authority having jurisdiction over the Building or the Land levies assesses or imposes any tax on Landlord the Premises the Building the Land or the Rent payable hereunder in the nature of a sales tax use tax or any tax except (i) taxes on Landlord s income (ii) estate or inheritance taxes or (iii) Real Estate Tax Expenses then Tenant shall pay its proportionate share to Landlord within fifteen (15) days after receipt by Tenant of notice of the amount of such tax.

          6.   USE.

               A. Permitted Use: Tenant shall use and occupy the Premises solely for general office use and as a telecommunications service center with related legal uses and for no other purpose.

               B. Legal and Other Restrictions of Tenant's Use: In its use of the Premises, Tenant shall comply with all present and future laws regulations (including but not limited to fire and zoning regulations) and ordinances of all other public and quasi-public agencies having Jurisdiction over the Land or the Building. Tenant shall not use the Park the Land, the Building or use or occupy the Premises for any unlawful disorderly or hazardous purposes or in a manner which will interfere with the rights of Landlord other tenants or their invitees or in any way injure or annoy any of them; Landlord acknowledges that Tenant's permitted uses as set forth in Section 6.A. above which are in accordance with the provisions of this Lease and all applicable laws and governmental regulations shall not be deemed to cause such interference. Notwithstanding the foregoing Tenant shall not be responsible for (i) any such noncompilance of the Cold Dark Shell Condition existing on the Lease Commencement Date (ii) making any Alterations to the Premises except to the extent that such Alterations are required either due to Tenant's particular use of the Premises, due to Alterations made by Tenant within the Premises or due to any requirements of applicable law or any governmental requirements or (iii) any remediation of Hazardous Materials (as hereinafter defined) except to the extent caused by Tenant or any of its employees agents or contractors.

          7.   CARE OF PREMISES.

          Tenant shall at its expense keep the Premises (including all improvements fixtures and other property located therein) in a neat and clean condition and in good order and repair and will suffer no waste or injury thereto. Tenant shall surrender the Premises at the end of the Term in as good order and condition as they were in on the Lease Commencement Date ordinary wear and tear excepted.

          8.   ALTERATIONS BY TENANT.

               A. Making of Alterations; Landlord's Consent; Beaumeade Association's Consent: Tenant shall not make or permit to be made any Alterations without the prior written consent of Landlord both as to whether the Alterations may be made and as to how and when they will be made which consent shall not be unreasonably withheld or delayed with respect to any proposed Alteration which would not be visible from outside of the Premises nor affect any of the structural components of the Building; provided however that the consent of Landlord shall not be required for (i) painting or carpeting of the Premises or (ii) Alterations costing less than Fifty Thousand Dollars ($50,000) in the aggregate which are not visible from outside of the Premises and which do not affect any of the structural components of the Building; further provided that Tenant shall give Landlord at least ten (10) days prior written notice of any such Alterations not requiring Landlord's consent and Tenant shall observe all reasonable rules and regulations promulgated by Landlord with respect to the performance of Alterations. Any Alterations shall be made at Tenant's expense by its contractors and subcontractors and in accordance with complete plans and specifications approved in advance in writing by Landlord and only after Tenant:
(i) has obtained all necessary permits from governmental authorities having jurisdiction and has furnished copies thereof to Landlord, (ii) has submitted to Landlord an architect's certificate that the Alterations will conform to all applicable laws and regulations and (iii) has complied with all other requirements reasonably imposed by Landlord including without limitation any requirements due to the underwriting guidelines of Landlord s insurance carriers. Landlord's consent to any Alternations and approval of any plans and specifications constitutes approval of no more than the concept of these Alterations and not a representation of warranty with respect to the quality or functioning of such Alterations plans and specifications. Tenant shall be and is solely responsible for the Alterations and for the proper integration thereof with the Building the Building's systems and existing conditions. Landlord shall have the right but not the obligation to supervise the making of any Alterations, if any Alterations are made without the prior written consent of Landlord or the Beaumeade Association, if applicable or which do not conform to plans and specifications approved by Landlord or the Beaumeade Association if applicable or to other conditions imposed by Landlord or the Beaumeade Association if applicable and such nonconformity is not fully corrected by Tenant within fifteen (15) days after notice from Landlord to Tenant or such shorter notice period as Landlord in good faith reasonably believes to be necessary in order to comply with the requirements of any applicable law governmental regulation or insurance company requirement, then Landlord may in its sole discretion correct or remove such Alterations at Tenant's expense. Following completion of any Alterations at Landlord's request Tenant either shall deliver to Landlord a complete set of "as built" plans showing the Alterations or shall reimburse Landlord for any expense incurred by Landlord in causing the Building plans to be modified to reflect the Alterations. In addition to the foregoing, any Alterations which are visible from outside of the

Premises are subject to the prior review and approval of the Beaumeade Association, which approval may be granted or denied in the sole and absolute discretion of the Beaumeade Association, and which approval Tenant is solely responsible for obtaining.

               B. No Liens: Tenant shall take all necessary steps to ensure that no mechanic's or materialmen's liens are filed against the Premises, the Building or the Land as a result of any Alterations made by the Tenant. If any mechanic's lien is filed Tenant shall discharge the lien within ten (10) days thereafter at Tenant's expense, by paying off or bonding the lien.

          9.   EQUIPMENT.

               A. Permitted Equipment: With the exception of the items of equipment or machinery which are reflected on Tenant's plans for Tenant's initial buildout of the Premises Tenant shall not install or operate in the Premises any equipment or other machinery without: (i) obtaining the prior written consent of Landlord who may condition its consent upon the payment by Tenant of Additional Rent for additional wiring or other expenses resulting therefrom, which consent shall not be unreasonably withheld, conditioned or delayed, unless Landlord determines, in its sole and absolute discretion, that such equipment or machinery causes noise or vibration which would disturb any other tenant of the Park, (ii) securing all necessary permits from governmental authorities and utility companies and furnishing copies thereof to Landlord, and
(iii) complying with all other requirements reasonably imposed by Landlord. Tenant shall not install any equipment or machinery which may necessitate any changes, replacements or additions to or material changes in the use of the water systems of the Building without obtaining the prior written consent of Landlord, who may withhold its consent in its absolute discretion.

               B.   Payment For Excess Utility Usage:  [Intentionally omitted.]

               C. Noise; Vibration; Floor Load: Business machines and equipment belonging to Tenant, which cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be objectionable to Landlord or to any tenant of the Park, shall be installed and maintained by Tenant at Tenant's expense on devices that eliminate the noise and vibration. Tenant shall not place any load upon the floor of the Premises which exceeds the per square foot load the floor was designed to carry (it being understood and agreed that the floor is a six inch (6") slab with a capacity of two hundred fifty (250) pounds per square foot.

          10.  OWNERSHIP AND REMOVAL OF PROPERTY.

               A. Landlord's Property: Any Alterations, including, but not limited to, Additional Tenant Work and Tenant's initial buildout of the Premises, and other improvements and any equipment, machinery, furnishings and other property, installed or located in the Premises, the Building or the Land by or on behalf of Landlord or Tenant, except for Tenants Personal Property: (i) shall immediately become the property of Landlord, and (ii) shall be surrendered to Landlord with the Premises as a part thereof at the end of the Term; provided, however, that if Landlord requests Tenant to remove any Alterations installed by or on behalf of Tenant, Tenant shall cause the same to be removed at Tenant's expense on or before the Lease Expiration Date, or shall reimburse Landlord for the cost of such removal, as elected by Landlord (unless Landlord expressly waives in writing the right to require such removal at the time Landlord give its consent to the making of such Alterations). Notwithstanding the foregoing, Tenant, upon submitting its request to Landlord to make Alterations, including, but not limited to, Additional Tenant Work, shall have the right to request therein that Landlord specify whether and to what extent Landlord will require Tenant to remove the Alterations in question at the end of the Term, provided that Tenant refers therein to the provisions of this Section 10.A. If Tenant shall fail to request such information in its request to make any Alterations, such right shall be deemed null and void as to the Alterations in question, and all such Alterations shall thereafter be subject to the exercise of Landlord's rights and to Tenant's obligations set forth in the first sentence of this Section 10.A. If Tenant submits its request for such information in accordance with the foregoing provisions and Landlord consents to the Alterations requested, Landlord shall, together with its consent, specify in writing whether and to what extent it will require Tenant to remove the Alterations in question at the end of the Term, and if Landlord falls so to specify, Tenant shall have no further obligation to remove the Alterations which were the subject of Tenant's request.

               B. Removal of Property At End of Term: Tenant shall remove all of Tenant's Personal Property, and all computer cabling and wiring installed by or on behalf of Tenant (irrespective of whether such cabling and wiring constitutes Tenant's Personal Property under the terms of this Lease, and at Tenant's expense, using a contractor approved in advance by Landlord in writing), from the Building and the Land on or before the Lease Expiration Date. Any personal property belonging to Tenant or to any other person or entity which is left in the Building or on the Land after the date this Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to store such property at Tenant's sole cost and/or to dispose of it in whatever manner Landlord considers appropriate, without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant and any other person or entity shall have no right to compensation from or any other claim against Landlord as a result.

          11.  LANDLORD'S ACCESS TO PREMISES.

          Upon such notice as is reasonable under the circumstances (which notice shall not be of less than forty-eight (48) hours, except in an emergency, and which notice may be given orally), Landlord may at any reasonable time enter the Premises to examine them to make alterations or repairs thereto or for any other purposes which Landlord considers necessary or advisable; however in the case of any emergency Landlord and its agents may enter the Premises at any time and in any manner. Tenant shall allow the Premises to be exhibited by Landlord upon such notice as is reasonable under the circumstances (which notice shall not be of less than forty-eight (48) hours and which notice may be given orally): (i) at any reasonable time to representatives of lending institutions or to prospective purchasers of the Building, and (ii) at any reasonable time to persons who may be interested in leasing the Premises during the last twelve
(12) months of the Term. Landlord reserves the right and shall be permitted reasonable access to the Premises to install facilities within and through the Premises and to install and service any systems deemed advisable by Landlord to provide services or utilities to any tenant of the Building. Notwithstanding the foregoing, Landlord shall not enter the Premises without being accompanied by a representative of Tenant; provided, however, that, in consideration for such right granted to Tenant by Landlord, (i) Tenant hereby authorizes Landlord and any of its employees, agents and contractors to break any locks and the doors and walls to which locks are attached, if Landlord deems such action necessary, and to enter the Premises without accompaniment by Tenant's representative (a) in the event of an emergency, if Tenant's representative is not reached immediately, or (b) in the event of the need to make inspections, repairs, maintenance or improvements and Tenant's failure to provide Landlord access to the Premises when requested by Landlord pursuant to this Section 11, and (ii) Tenant hereby indemnifies Landlord (including its shareholders, partners, members, employees, agents and contractors) against and holds Landlord (including its shareholders, partners, members, employees, agents and contractors) harmless from, any and all liabilities, losses, damages, causes of action, suits, claims, demands, judgments, costs and expenses of any kind (including court costs and reasonable attorneys' fees) asserted against Landlord by any third party relating to or arising from or in connection with Landlord's exercise of its rights under this sentence.

          12.  SERVICES AND UTILITIES.

               A. Utilities Provided: Tenant will provide, at its expense, for the separate metering of all utilities to be supplied to the Premises, and shall contract directly with the appropriate public utility companies for the supplying of all such utilities to the Premises. Tenant shall pay all submetered utility charges to the appropriate utilities, as and when due. In the event the Premises cannot be submetered for a particular utility, Landlord may, at its option, cause a survey to be made by an independent electrical engineering or consulting firm, at Tenant's expense, to measure Tenant's consumption of such utility. For all utility consumption measured by survey, Tenant shall pay to Landlord, as Additional Rent, all sums necessary to reimburse Landlord for its costs of providing such utilities, within ten (10) days after Landlord submits to Tenant any statement setting forth such costs. It is expressly understood that, in the event Tenant is unable to have the Premises submetered for a particular utility, in lieu of causing a survey to be done, Landlord shall have the option to charge Tenant for its equitable share of the cost of such utility to all non-submetered rentable areas in the Building.

               B. Right to Discontinue: [Intentionally Omitted.]

               C. No Liability: Except as otherwise specifically set forth herein, Landlord shall have no liability to Tenant or others based on any failure by Landlord to furnish any utilities and services to be furnished by Landlord hereunder, due to Unavoidable Delays, repair or maintenance work or any other reason, and such failure shall neither render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor cause a diminution or abatement of Rent nor relieve Tenant of any of Tenant's obligations hereunder.

               D. Conservation: Tenant hereby agrees to comply with all energy conservation procedures, controls and requirements instituted by Landlord pursuant to any government regulations or otherwise in good faith, including but not limited to controls on the permitted range of temperatures, the volume of energy consumption or the hours of operation of the Building. Institution by Landlord of such controls and requirements shall not entitle Tenant to terminate this Lease or to an abatement of any Rent payable hereunder.

          E. Recycling: Without limiting the foregoing, Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the jurisdiction in which the Building is located and of the federal, municipal, and local governments, departments, commissions, agencies and boards having jurisdiction over the Building to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section 12.D., and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, using counsel reasonably satisfactory to Landlord.

          13.  RULES AND REGULATIONS.

          Tenant shall abide by and observe (i) the rules and regulations attached hereto as Exhibit D-1 and such other rules and regulations as may be made by Landlord from time to time, provided that such rules and regulations shall not be inconsistent with the provisions of this Lease, and (ii) the obligations imposed upon users of space in [*], as set forth in Exhibit D-2 attached hereto ("Declaration of Protective Covenants [*]"), by the Beaumeade Association and any additions and any modifications thereto adopted from time to time by the Beaumeade Association. Nothing contained in this Lease or in any rules and regulations shall be interpreted to impose upon Landlord any obligations to enforce against any tenant its rules and regulations, or the provisions of any lease with any other tenant, and Landlord shall not be liable to Tenant or any other entity for any violation of said rules, regulations or lease provisions.

          14.  REPAIR OF DAMAGE CAUSED BY TENANT: INDEMNIFICATION.

               A. Repairs: Except as otherwise expressly provided in this Lease, all injury, breakage and damage to the Land, the Building or the Premises, caused by any act or omission of Tenant shall be repaired by and at the sole expense of Tenant, except Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as Additional Rent payable within ten (10) days after the rendering of a bill therefor. Tenant shall notify Landlord promptly of any injury, breakage or damage to the Land, the Building, or the Premises caused by Tenant.

               B. Indemnification: Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses, including attorney's fees, suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from: (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein or Tenant's presence in the Building or on the Land (ii) the making by Tenant of any Alterations, (iii) any act or omission of Tenant or its employees, agents or invitees, and (iv) any breach or default by Tenant in the observance or performance of its covenants and obligations under this Lease. In the event that Landlord intends to settle any claim against Landlord which is the subject of Tenant's indemnification and hold harmless obligation under this Section 14.B. (an "Indemnified Claim"), Landlord shall use reasonable efforts to keep Tenant informed of the progress of its negotiations with respect to the settlement

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of such indemnified Claim, and, prior to entering into a settlement of such an indemnified Claim, Landlord shall solicit Tenant's comments on the terms and conditions of the proposed settlement, which comments shall be solely of an advisory nature and non-binding on Landlord and shall not affect Landlord's rights or Tenant's obligations under this Section 14.B. If Landlord or any other indemnified party obtains recovery of any of the amounts that Tenant has paid to such party pursuant to the indemnity set forth in this Section 14.B. or such other Section of this Lease, then Landlord or such other indemnified party under this Section 14.B., as applicable, shall promptly pay to Tenant the amount of such recovery.

          15.  LIMITATION ON LANDLORD LIABILITY.

               A. Liability Standard: Landlord shall not be liable to Tenant or any other individual or entity for any damage, loss or claim whatsoever, except damages, losses and claims that are the direct result of either (i) Landlord's gross negligence or willful misconduct or (ii) Landlord's breach of this Lease; however, in no event shall Landlord be liable for consequential damages.

               B. Limitation on Total Liability: Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises, shall be limited to the estate of Landlord in the Building. No other property or assets of Landlord or any partner or owner of Landlord shall be subject to levy, execution, or other enforcement proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises.

          16.  FIRE AND OTHER CASUALTY.

          If the Premises shall be damaged by fire or other casualty, other than as a result of the negligence or misconduct of Tenant, the Lease shall not terminate and, upon adjustment of insurance claims, Landlord shall repair the damage, provided that (a) Landlord shall have no obligation to repair damage to or replace Tenant's Personal Property, and (b) Landlord's obligation to repair any damage under this Section 16 shall be limited to repairs necessary to restore the Premises to its original Cold Dark Shell Condition. Except as otherwise provided herein, if any part of the Premises are rendered untenantable by reason of any such damage, Rent shall abate from the date of the damage to the date the damage is repaired, as determined by Landlord, in the proportion that the area of the untenantable part bears from time to time to the total area of the Premises. No compensation or reduction of Rent shall be paid or allowed for inconvenience, annoyance or injury to Tenant or Tenant's business arising from any damage to or repair of the Premises or the Building.

          Notwithstanding the foregoing, if Landlord does not receive sufficient insurance proceeds to fully repair the damage (it being agreed that Landlord shall make a good faith effort to persuade any Mortgagee to make such insurance proceeds available for the restoration of such damage, which good faith effort shall not include any obligation on the part of Landlord to agree to any modification of the terms of the loan secured by the Mortgage or any obligation to pay any money to the Mortgagee or deposit any money into escrow, other than the amount of any deductible under Landlord's insurance policy), or if the Building shall be so damaged that, as determined by Landlord, substantial reconstruction of the Premises or the Building is required (whether or not the Premises have been damaged), then Landlord, at its option, may give Tenant, within sixty (60) days after the casualty, written notice of termination of this Lease (the "Casualty Termination Notice"), and this Lease and the Term shall terminate (whether or not the Term has commenced) upon the expiration of thirty
(30) days from the date of the Casualty Termination Notice, with the same effect as if the new expiration date had been the date initially fixed for expiration of the Term, and all Rent shall be apportioned as of such date; provided, however, that, in the event that Landlord elects to terminate this Lease pursuant to this Section 16, Tenant shall have the option to override the Casualty Termination Notice and fully repair the damage to the Building by giving written notice to Landlord, which notice shall be given, if at all, within ten (10) days following the Casualty Termination Notice, in which event
(a) Landlord shall assign all insurance proceeds which Landlord actually receives with respect to such fire or other casualty to Tenant, (b) Tenant shall promptly repair such damage, and (c) such repairs by Tenant shall be subject to Landlord's prior written approval in accordance with the provisions of Section 8 hereof.

          If the Premises or the Building shall be damaged by fire or other casualty due to the negligence or misconduct of Tenant: (i) Landlord shall have no obligation to repair the Premises or the Building, (ii) this Lease shall, at Landlord's option, not terminate, (iii) Landlord may at Tenant's expense repair the damage, provided that Landlord shall apply all insurance proceeds which Landlord actually receives with respect to such damage toward the costs of such repairs, and (iv) Landlord may pursue any legal and equitable remedies available to it.

         17.   TENANT INSURANCE.

               A. Types of Insurance Required: Tenant, at its expense, shall obtain and maintain in effect at all times during the Term an insurance policy providing the following coverage:

                    (1) An "all risk" insurance policy covering all of Tenant's Personal Property within, and improvements and alterations made by Tenant to, the Premises for not less than the full replacement value thereof.

                    (2) A commercial general liability policy on an occurrence basis, with the following limits:

Each occurrence limit for bodily injury and property damage          $1,000,000
General aggregate                                                    $2,000,000
Product/completed operations aggregate                               $2,000,000
Fire damage legal liability                                          $   50,000
Medical payments (any one person)                                    $    5,000

Said insurance shall name Landlord (in care of Landlord's management agent and referring to the Building by its address), Landlord's management agent and Mortgagee as an additional insured. The policy shall protect Landlord, Landlord's management agent, and the Mortgagee any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Premises, the Building or the Land or arising out of or relating to any risks against which Tenant is required to indemnify Landlord, Landlord's management agent and the Mortgagee. From time to time during the Term, Landlord may require Tenant to increase said limits of said insurance to the limits of liability insurance then customarily required of tenants of other comparable buildings in the city (or, if not a city, other local Jurisdiction) in which the Building is located.

               B. Required Provisions of Policies: All insurance policies required to be maintained by Tenant under this Lease must: (i) be issued by insurance companies approved by Landlord; (ii) be in form and have content satisfactory to Landlord; (iii) be written as primary policy coverage and not contributing to or in excess of any coverage which Landlord or the Mortgagees may carry; (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord, the Mortgagees and the Landlord's and the Mortgagees' employees and agents; and (v) provide that the policy may not be cancelled or permitted to lapse unless Landlord shall have received at least fifteen (15) days prior written notice of cancellation or non-renewal. Tenant shall deliver to Landlord (in care of Landlord's management agent and referring to the Building by its address) certified copies or duplicate originals of each such policy and any renewal policy, together with evidence of payment of all applicable premiums, at least ten (10) days before the Lease Commencement Date and at least thirty (30) days before the renewal of any policies. Any insurance required of Tenant under this Section may be carried under a blanket policy, provided that said policy shall specifically set forth the amount of insurance allocated to this Lease.

               C. Effect of Tenant's Activities on Insurance: Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Land, the Building or the Premises which will increase the rate of, or make void or voidable, any fire or other insurance maintained or required to be maintained by Landlord or any Mortgagee on the Building, the Land or the property kept thereon or therein, which will conflict with the provisions of any such insurance policy or which will make it impracticable for Landlord to obtain insurance covering any risks against which Landlord reasonably deems it advisable to obtain insurance. In the event any increases in the rates of such insurance are, in Landlord's reasonable judgment, due to Tenant's presence in the Building, to any activity conducted or property installed or placed by Tenant on or about the Land, the Building or the Premises or to Alterations installed by Tenant or at Tenant's request, Tenant shall reimburse Landlord for the amount of such increases promptly upon demand therefor. Statements by the applicable insurance company or insurance rating bureau that such increases are due to any activity, property or improvements shall be conclusive for the purposes of determining Tenant's liability hereunder.

               D. Termination Right: Landlord shall have the right to terminate this Lease upon thirty (30) days notice to Tenant in the event Landlord receives notice from any of Landlord's insurance carriers that such carrier intends to cancel its insurance on the Building, or to increase the cost of such insurance by more than one hundred percent (100%) above the premium payable by Landlord immediately prior to such notice, due to the activities of Tenant or the presence of Tenant in the Building. However, Landlord shall not terminate this Lease in the event Landlord is able, with good faith efforts, to obtain equivalent insurance from an insurance carrier satisfactory to Landlord at a premium not more then one hundred percent (100%) greater than the premium for the cancelled insurance; provided that Tenant shall reimburse Landlord for all additional premiums charged to Landlord by such new insurance carrier. It is expressly understood that Landlord shall not have the right to terminate this Lease pursuant to this Subsection D, if any cancellation or rate increase is due to factors generally applicable to the insurance or rental market, rather than to Tenant's activities or presence in the Building.

               E. Waiver: Landlord and Tenant hereby each waive and release each other from any and all liabilities, claims and losses for which Landlord or Tenant is or may be held liable, to the extent either party: (i) receives insurance proceeds on account thereof, or (ii) is required to maintain insurance pursuant to this Section, whichever is greater.

               F. Landlord's Insurance: Landlord shall maintain in force such property insurance and liability insurance with respect to the Building as are required by any first mortgagee or Ground Lessor or, if at any time there is no first mortgagee and no Ground Lessor, Landlord shall maintain in force such property insurance and liability insurance as Landlord, in its reasonable judgment, determines to be appropriate based upon coverages in force with respect to comparable buildings in Loudoun County, Virginia; provided, however, that in no event shall the property insurance be less than what would be required to prevent Landlord from being considered a co-insurer. Each property insurance policy maintained by Landlord shall include an express waiver of any right to subrogation by the insurance company against Tenant. All insurance policies actually maintained by Landlord shall contain an express waiver of any right of subrogation by the insurance Company against Tenant.

          18.  CONDEMNATION.

               A. Landlord's Right to Terminate: If a substantial part of the Premises, the Building or the Land is taken or condemned by any governmental authority for any purpose or is granted to any authority in lieu of condemnation (collectively, a "taking"). Landlord shall have the right in its sole discretion to terminate this Lease by written notice to Tenant, and upon the giving of such notice, the Term shall terminate as of the date title vests in the authority, and Rent shall be abated as of that date. For purposes of this Section, a substantial part of the Premises, the Land or the Building shall be considered to have been taken if, in the sole opinion of Landlord, the taking shall render it commercially undesirable for Landlord to permit this Lease to continue or to continue operating the Building.

               B. Adjustment of Rent: If a portion of the Premises is taken and Landlord does not elect to terminate this Lease pursuant to the preceding paragraph, then Rent shall be equitably adjusted as of the date title vests in the authority and this Lease shall otherwise continue in full force and effect.

               C. Division of Award: Tenant shall have no claim against Landlord arising out of or related to any taking, or for any portion of the amount that may be awarded as a result, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that Tenant may assert any claim it may have against the authority for compensation for Tenant's Personal Property for the then unamortized portion of the cost of Additional Tenant Work and Alterations and for any relocation expenses compensable by statute, as long as such awards shall be made in addition to and stated separately from the award made for the Land, the Building and the Premises.

          19.  DEFAULT.

               A. Default of Tenant: The following events shall be a default by Tenant (a "Default") under this Lease:

                    (1) Failure of Tenant to pay Rent as and when due, if the failure continues for five (5) days after notice from Landlord specifying the failure.

                    (2) Failure of Tenant to comply with or perform any covenant or obligation of Tenant under this Lease, other than those concerning the payment of Rent, if the failure continues for twenty (20) days after notice from Landlord to Tenant specifying the failure; provided, however, that if the failure on the part of Tenant is not capable of being cured within such 20-day period but Tenant expeditiously commences to cure same and diligently proceeds with such cure, Tenant's time to cure such failure shall be extended for the time necessary to cure same, but in no event longer than sixty (60) days, inclusive of the original 20-day period.

                    (3)  [Intentionally omitted.]

                    (4) If Tenant, any guarantor of Tenant's performance hereunder (a "Guarantor") or, if Tenant is a partnership, any partner of Tenant ("Partner"), shall file a voluntary petition in bankruptcy or insolvency, shall be adjudicated bankrupt or insolvent or shall file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or shall make an assignment for the benefit of creditors, or shall seek or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any Guarantor or Partner or of all or any part of the property of Tenant or of such Guarantor or Partner.

                    (5) If, within thirty (30) days after the commencement of any proceeding against Tenant or a Guarantor or Partner, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other law, such proceeding shall not have been dismissed or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant or any Guarantor or Partner, or of all or any part of the property of Tenant or of any Guarantor or Partner without the acquiescence of such individual or entity, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall have been issued against the property of Tenant or of any Guarantor or Partner, pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied.

                    (6) If Tenant fails to take possession of the Premises on the Lease Commencement Date or vacates, abandons or ceases to carry on its ordinary activities in the Premises prior to the Lease Expiration Date, with or without an intention of paying Rent; provided, however, that if (i) Tenant gives Landlord at least thirty (30) days prior written notice that it intends to vacate the Premises, (ii) Tenant pays the full amount of all Rent when due under this Lease while the Premises are vacant, (iii) the fact that the Premises are vacant does not adversely affect the Building or other tenants of the Park and does not result in any liability to, or expenditure of funds by, Landlord, and
(iv) Tenant leaves the Premises in a condition satisfactory to Landlord and continues to maintain the Premises in a condition satisfactory to Landlord throughout the remainder of the Term, then, and in such event only, Tenant shall not be deemed to be in Default under this Section 19.A.(6) and Landlord shall have the right, exercisable by sending written notice to Tenant, to sublet from Tenant for the balance of the Term of this Lease all or any portion of the Premises at Tenant's then rental rate hereunder, or to terminate this Lease as to all or any portion of the Premises, which rights of Landlord as to subletting and termination shall be exercisable by Landlord in its sole discretion.

               B. Remedies Upon Default: Upon the occurrence of a Default, Landlord shall have the right, then or at any time

                    (1) Without demand or notice, to reenter and take possession of all or any part of the Premises, to expel Tenant and those claiming through Tenant and to remove any property therein, either by summary proceedings or by any other action at law, in equity or otherwise, with or without terminating this Lease without being deemed guilty of trespass and without prejudice to any other remedies of Landlord for breach of this Lease, and/or

                    (2) To give Tenant written notice of Landlord's intent to terminate this Lease, and on the date specified in Landlord's notice, Tenant's right to possession of the Premises shall cease and this Lease shall terminate.

          If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done shall cease, without prejudice to Landlord's right to recover from Tenant all Rent, as set forth in Subsections C. and D. below. If Landlord elects to reenter pursuant to Subsection B.(1) above, Landlord may terminate this Lease, or, from time to time without terminating this Lease, may relet all or any part of the Premises as the agent of Tenant, for such term, at such rental and upon such other provisions as Landlord deems acceptable, with the right to make any alterations and repairs to the Premises that Landlord deems appropriate, at Tenant's expense. No such reentry or taking of possession of the Premises shall be construed as an election to terminate this Lease, unless notice of such intention is given pursuant to Subsection B.(2) above, or unless termination be decreed by a court of competent jurisdiction at the instance of Landlord. Landlord shall in no event be under any obligation to relet any part of the Premises.

               C. Liability of Tenant: If Landlord terminates this Lease or reenters the Premises (with or without terminating this Lease), Tenant shall remain liable (in addition to all other liabilities of Tenant accrued at the time of the Default) for the sum of (i) any unpaid Rant accrued prior to the time of termination and/or reentry, as the case may be, plus interest thereon from the due date at the Default Rate, (ii) all Base Rent and Additional Rent provided for in this Lease from the time of termination and/or reentry, as the case may be, until the date this Lease would have expired had a Default not occurred, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to attorneys' and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default, minus the net proceeds (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) actually received by Landlord, if any, from any reletting to the extent attributable to the period prior to the date this Lease would have expired had a Default not occurred. Landlord shall have the option to recover any damages sustained by Landlord either at the time of reletting, or in separate actions from time to time as said damages shall have been made more easily ascertainable by successive relettings or, at Landlords' option, to defer any such recovery until the date this Lease would have expired in the absence of a Default, in which event Tenant hereby agrees that the cause of action shall be deemed to have accrued on the aforesaid date. The provisions of this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have for anticipatory breach of this Lease.

               D. Liquidated Damages: In addition to Landlord's rights pursuant to Subsection C. above, if Landlord terminates this Lease, Landlord shall have the right at any time, at its sole option, to require Tenant to pay to Landlord on demand, as liquidated damages, the sum of (i) the total of the Base Rent, Additional Rent and all other sums which would have been payable under this Lease from the date of Landlord's demand for liquidated damages ("Landlord's Demand") until the date this Lease would have terminated in the absence of the Default, discounted to present value at the rate of five percent (5%) per annum (the "Discount Rate"), (ii) all unpaid Rent accrued prior to the time of Landlord's Demand, plus interest thereon from the due date at the Default Rate,
(iii) any and all expenses (including but not limited to attorneys' and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default; minus the sum of (a) the net fair market rental value of the Premises for the period referred to in Subsection D.(i) above, discounted to present value at the Discount Rate, and (b) any sums actually paid by Tenant to Landlord pursuant to Subsection C. above; provided, however, that if said damages shall be limited by law to a lesser amount, Landlord shall be entitled to recover the maximum amount permitted by law. The "net fair market rental value" referred to in Subsection D.(a) above shall be the fair market rental value of the Premises at the time of Landlord's Demand, reduced by any rental abatements, tenant improvement allowances and other concessions and inducements generally provided by landlords seeking to tease comparable commercial property in the area of the Premises at the time of Landlord's Demand. If reletting is accomplished within a reasonable time after Lease termination, the 'net fair market rental value' referred to in Subsection D (a) above shall be deemed prima facie to be the net rental income (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) realized upon such reletting.

               E. Waiver: Tenant, on its own behalf and on behalf of all persons and entities claiming through Tenant, including but not limited to creditors of Tenant, hereby waives any and all rights and privileges which Tenant and such other persons and entities might otherwise have under any present or future law:
(i) to redeem the Premises, (ii) to reenter or repossess the Premises, or (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, any reentry by Landlord or any expiration or termination of this Lease, whether by operation of law or pursuant to the provisions of this Lease. Tenant hereby expressly waives receipt of a Notice to Quit.

               F.   Lien on Personal Property:  [Intentionally omitted.]

               G. Right of Distress: Landlord shall, to the extent permitted by law, have a right of distress for Rent.

               H. Right of Landlord to Cure: If Tenant defaults in the making of any payment or in the doing of any act required to be made or done by Tenant under this Lease, then Landlord may, at its option, make such payment or do such act, and the expenses thereof, with interest thereon at the Default Rate, from the date paid by Landlord, shall constitute Additional Rent hereunder due and payable by Tenant with the next payment of Monthly Base Rent.

               I. Attorneys' Fees: In the event of any Default hereunder, Tenant shall pay to Landlord all reasonable attorneys fees incurred by Landlord in connection with such Default or the enforcement of Landlord s rights or remedies arising in connection therewith, whether or not this Lease is terminated and whether or not Landlord institutes any lawsuit against Tenant as a result of such Default. In the event that either party initiates litigation against the other party, the prevailing party in such litigation, based upon a judgment by a court of competent jurisdiction, shall be entitled to recover from the non-prevailing party the prevailing party's court costs and reasonable attorneys' fees in connection with such litigation; provided, however, that in the event that any such litigation is resolved without a final determination by a court in a manner which results in the non-initiating party paying substantially all of the money which was sought by the initiating party in such litigation or taking' substantially the same action as was sought by the initiating party in such litigation, then, in either of such cases, the non-initiating party shall pay to the initiating party the initiating party's court costs and reasonable attorneys' fees in connection with such litigation.

               J. Survival: Tenant's liability pursuant to this Section 19 shall survive the termination of this Lease, the institution of summary proceedings and/or the issuance of a warrant thereunder.

          20.  NO WAIVER.

          No failure or delay by Landlord in enforcing its right to strict performance by Tenant of every provision of this Lease or in exercising any right or remedy hereunder, and no acceptance by Landlord of full or partial rent during the continuance of any Default, shall constitute a waiver of the provision or the Default, and no provision shall be waived or modified except by a written instrument executed by Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the full Rent shall be deemed to be other than a payment on account, notwithstanding any endorsement or statement on any check or letter accompanying any payment of any Rent. No waiver of any Default or settlement of any proceeding instituted on account of any claimed Default shall affect or alter this Lease or constitute a waiver of any of Landlord's rights hereunder.

          21.  HOLDING OVER.

          If Tenant shall be in possession of the Premises after termination of this Lease (whether by normal expiration of the Term or otherwise), at Landlord s option: (i) Landlord may deem Tenant to be occupying the Premises as a tenant from month-to month, (a) for the first month of such holdover, at the sum of one hundred fifty percent (150%) of the Monthly Base Rent in effect for the last full month of the Term, (b) for the second month of such holdover, at the sum of one hundred seventy-five percent (175%) of the Monthly Base Rent in effect for the last full month of the Term, and (c) thereafter, at the sum of two hundred percent (200%) of the Monthly Base Rent in effect for the test full month of the Term, and, in each case (that is, with respect to any holdover to which any of the immediately foregoing clauses (a), (b), or (c), or any combination thereof, applies), plus the monthly installment of Additional Rent which is then payable pursuant to Section 5.C. of this Lease, and subject to all of the other provisions of this Lease, as applicable to a month-to-month tenancy, or (ii) Landlord may exercise any or all remedies for Default and at law and in equity, including but not limited to an action against Tenant for wrongfully holding over.

          22.  SUBORDINATION.

               A. Lease Subordinate: This Lease shall be subject and subordinate to the lien of any and all Mortgages and to any Ground Leases, and any and all renewals, extensions, modifications, recastings and refinancings thereof. This clause shall be self-operative, without execution of any further instrument; but if requested by Landlord or any Mortgagee, Tenant shall promptly execute a certificate or other document evidencing and providing for such subordination. Landlord shall have the right to execute said document on behalf of Tenant if Tenant fails to do so within five (5) days after receipt of the request. Tenant agrees that, if any Mortgage is foreclosed or Ground Lease terminated, upon request by the purchaser at the foreclosure sale or Ground Lessor, as the case may be, Tenant shall attorn to and recognize the purchaser or Ground Lessor as the landlord under this Lease and shall make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure, termination or other proceeding is filed, prosecuted or completed. Notwithstanding anything herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without Tenant's consent, by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to such Mortgage, and thereafter such Mortgagee shall have the same rights as it would have had if this Lease had been executed, delivered and recorded before said Mortgage. Landlord shall obtain from any current Mortgagee or Ground Lessor a non-disturbance agreement for the benefit of Tenant in such Mortagee's or Ground Lessor's, as the case may be, usual form; provided, however, that Tenant shall pay all costs incurred by Landlord which are imposed by such Mortgagee or Ground Lessor, as the case may be, with respect to such non-disturbance agreement. Furthermore, Landlord shall obtain from any future Mortgagee or Ground Lessor a non-disturbance agreement for the benefit of Tenant in such Mortgagee's or Ground Lessor's, as the case may be, usual form; provided, however, that (i) Tenant shall pay all costs incurred by Landlord which are imposed by such Mortagee or Ground Lessor, as the case may be, with respect to such non-disturbance agreement, and (ii) in the event that either (A) Tenant's net worth is not equal to at least fifty percent (50%) of Tenant's net worth as shown on Exhibit H attached hereto and made a part hereof, or (B) Tenant's creditworthiness is not then greater than or equal to, in Landlord's sole and absolute discretion, Tenant's creditworthiness as shown on said Exhibit H, Landlord shall not have any obligation to obtain such non-disturbance agreement; provided, however, that even in such circumstance(s), Landlord shall nevertheless use commercially reasonable efforts to obtain such non-disturbance agreement.

               B. Modifications to Lease: In the event any of Landlord's insurance carriers or any Mortgagee requests modifications to this Lease, Tenant shall execute a written amendment incorporating such requested modifications within thirty (30) days after the same has been submitted to Tenant by Landlord, provided that such modifications do not adversely affect Tenant's use of the Premises as herein permitted or increase the rentals and other sums payable by Tenant hereunder. In the event Tenant refuses or fails to execute such amendment within thirty (30) days, Landlord shall have the right, at its sole option, in addition to Landlord's other remedies for Default, to terminate and cancel this Lease by written notice to Tenant specifying the date on which this Lease will terminate. From and after said termination date, both Landlord and Tenant shall be relieved of any and all further obligations hereunder, except liabilities arising prior to the date of termination.

          23.  ASSIGNMENT AND SUBLETTING.

               A. No Transfer Without Consent. Tenant shall not, without the prior written consent of Landlord in each instance (which consent may be withheld in Landlord's sole and absolute discretion) (i) assign, mortgage or otherwise encumber this Lease or any of its rights hereunder, (ii) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any persons or entities other than Tenant; or (iii) permit the assignment of this Lease or any of Tenant's rights hereunder by operation of law (each of the actions set forth in clauses (i), (ii) and (iii) of this sentence is referred to herein as a "Transfer"). Any attempted assignment, mortgaging or encumbering of this Lease or any of Tenants rights hereunder and any attempted subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be void. Notwithstanding any provision of this Lease to the contrary, Tenant shall have the right, without obtaining the prior written consent of Landlord, to Transfer to (a) any parent corporation of Tenant, (b) any subsidiary corporation of Tenant or of Tenant's parent corporation, (c) any entity in which Tenant, any parent corporation of Tenant or any subsidiary corporation of Tenant or of Tenant's parent corporation holds a majority the outstanding shares or ownership interests, or (d) any corporation resulting from the merger, consolidation or reorganization of Tenant or Tenant's parent corporation with another corporation (any entity which is described in clauses (a), (b), (c) or (d) is hereinafter referred to as an "Affiliate"); provided, however, that the combined net worth and creditworthiness of such Affiliate and Tenant shall be at least equal to the greater of either Tenant's net worth and creditworthiness as of the Effective Date of this Lease or Tenant's net worth and creditworthiness as of the date of such Transfer. In addition, Landlord's consent shall not be required for any agreements with Customers (as such term is defined in the Special Tenant Requirements which are attached hereto as Exhibit G and made a part hereof) (the "Customer Agreements"). Any and all of the transactions permitted under this
Section 23.A. shall not constitute an assignment, subletting or other transaction requiring the consent of Landlord under the provisions of this Section 23 and shall not be subject to the consent requirements hereof or any of the provisions of Section 23.B., 23.C. or 23.D.

               B. Take-Back Rights: In addition, Tenant may not assign this Lease, nor sublet (or permit occupancy or use of) the Premises, or any part thereof, without giving Landlord thirty (30) days prior written notice thereof. For thirty (30) days following receipt of said notice, in the event that either
(a) such proposed sublease would result in an aggregate of at least 140,000 rentable square feet of the area comprising the Premises being sublet, or (b) Tenant is proposing assisting the Lease to any party other than an Affiliate, In accordance with the terms and conditions of Section 23.A. hereof, Landlord shall have the right, exercisable by sending notice to Tenant, to sublet from Tenant for the balance of the Term of this Lease (i) all of the Premises in the event Tenant notified Landlord of its desire to assign this Lease, or (ii) so much of the Premises as Tenant intends to sublet in the event Tenant notified Landlord of its desire to sublet the Premises or permit another to make use thereof, at the same rental Tenant is obligated to pay to Landlord hereunder. In the event Landlord does not exercise the aforesaid right within said thirty (30) days, Tenant may attempt to assign, sublet or permit use of this Lease or such space; provided that Tenant shall obtain the prior written consent of Landlord as set forth in Subsection A. above. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the Rent due from any assignee or subtenant and hereby authorizes each such party to pay said Rent to Landlord.

               C. Transfer of Stock: If Tenant and/or any Guarantor is a corporation, then the sale, issuance or transfer of any voting capital stock of Tenant or any Guarantor, by the person, persons or entities owning a controlling interest therein as of the date of this Lease, which results in a change in the voting control of Tenant or the Guarantor, shall be deemed an assignment within the meaning of this Section 23; provided, however, that the provisions of this
Section 23.C. shall not be applicable to (i) transfers of stock among persons who are shareholders of Tenant as of the Effective Date of this Lease, (ii) transfers of stock to any spouse, child, grandchild, sibling or aunt or uncle of any shareholder, or to the spouse of any of the foregoing persons, or any trust for the benefit of any of the foregoing persons, or (iii) transfers of stock at any time that Tenant is an entity the shares of which are publicly held and traded on a national or regional stock exchange. If Tenant and/or any Guarantor is a partnership, the sale or transfer of the partnership share, or any portion thereof, of any general partner shall be deemed an assignment of this Lease.

               D.   Expenses and Profits; Effect of Consent:

                    (1) In the event Landlord permits Tenant to assign or sublet all or a portion of the Premises to a third party, fifty percent (50%) of any sums that are paid by such third party for the right to occupy the Premises, in excess of the sum of (i) the Rent then in effect plus (ii) reasonable costs actually incurred by Tenant in connection with such sublease or assignment for brokerage commissions, advertising fees, attorneys' fees and tenant improvements, and the then unamortized costs of any initial Additional Tenant Work and of Tenant's initial buildout of the Premises shall be paid by Tenant to Landlord on a monthly basis as Additional Rent. This Section 23.D.(1) shall not apply to Customer Agreements.

                    (2) Tenant shall be responsible for all costs and expenses, including attorneys' fees, incurred by Landlord in connection with any proposed or purported assignment or sublease and an administrative fee of Two Thousand Five Hundred Dollars ($2,500.00).

                    (3) The consent by Landlord to any assignment or subletting shall neither be construed as a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, nor as relieving Tenant from giving Landlord the aforesaid thirty (30) days notice of, or from obtaining the consent of Landlord to, any further assignment or subletting. The collection or acceptance of Rent from any such assignee or subtenant shall not constitute a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, except as expressly agreed by Landlord in writing.

               E. Tenant's Equipment Financing: The foregoing notwithstanding, Tenant may grant a security interest in rights under this Lease to the entity that provides equipment financing to Tenant. The entity holding the security interest in this Lease as authorized under this Section 23.E. may foreclose on such security interest and transfer this Lease to the party purchasing at the foreclosure, provided that Landlord consents to such party as the new Tenant hereunder, which consent shall not be unreasonably withheld or delayed, provided that all of the following conditions are satisfied: (1) there shall be no default at the time of the transfer, (2) the proposed new tenant shall be creditworthy, (3) the proposed new tenant shall not be a governmental entity or a person or entity enjoying sovereign or diplomatic immunity, (4) the use of the Premises by the proposed new tenant shall not attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building, (5) the proposed new tenant shall specifically covenant and agree to perform the obligations of Tenant hereunder and to occupy the Premises subject to the provisions of this Lease, and (6) Tenant remains liable for the faithful performance of this Lease.

          24.  TRANSFER BY LANDLORD.

          Landlord (and any successor or affiliate of Landlord) may freely sell, assign or transfer all or any portion of its interest in this Lease or the Premises, the Building or the Land and, in the event of any such sale, assignment or transfer, shall be relieved of any and all obligations under this Lease from and after the date of the sale, assignment or transfer. From and after said date, Tenant shall be bound to such purchaser, assignee or other transferee, as the case may be, as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or transferee agrees to assume the obligations of Landlord hereunder.

          25.  INABILITY TO PERFORM.

          This Lease and Tenant's obligation hereunder shall in no way be affected, impaired or excused, nor shall Tenant have any claim against Landlord for damages, because Landlord, due to Unavoidable Delays, is unable to fulfill any of its obligations under this Lease, including, but not limited to, any obligations to provide any services, repairs, replacements, alterations or decorations or to supply any improvements, equipment or fixtures.

          26.  ESTOPPEL CERTIFICATES.

          Tenant shall, without charge, within ten (10) days after receipt of any request therefor, execute and deliver to Landlord a certificate stating: (i) whether this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect and seeing forth all such modifications); (ii) whether there then exist any defenses against the enforcement of any right of Landlord hereunder (and, if so, specifying the same in detail); (iii) the dates to which rent and any other charges hereunder have been paid by Tenant; (iv) that Tenant has no knowledge of any then uncured defaults under this Lease (or, if Tenant has knowledge of any such defaults, specifying the same in detail); (v) that Tenant has no knowledge of any event that will or may result in the termination of this Lease (or if Tenant has such knowledge, specifying the same in detail); (vi) the address to which notices to Tenant are to be sent; and (vii) such other information as may be reasonably requested. It is understood that any such certificate may be relied upon by Landlord, any Mortgagee, prospective Mortgagee, Ground Lessor, prospective Ground Lessor, or purchaser or prospective purchaser of the Land or the Building. On not more than one (1) occasion in each Fiscal Year, within ten (10) days after receipt of a request therefor from Tenant, Landlord shall execute and deliver to Tenant a certificate which addresses the matters described in clauses
(i) through (vi) of the preceding sentence.

          27.  COVENANT OF QUIET ENJOYMENT.

          Landlord covenants that it has the right to make this Lease and that, if Tenant shall pay all Rent and perform all of Tenant's other obligations under this Lease, Tenant shall have the right, during the Term and subject to the provisions of this Lease, to quietly occupy and enjoy the Premises without hindrance by Landlord or its successors and assigns.

          28.  WAIVER OF JURY TRIAL.

          Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other with respect to any matter arising out of or connected with this Lease.

          29.  BROKERS.

          Landlord and Tenant each represents and warrants to the other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Lease. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. Landlord recognizes only Advantis, Inc., as agent of Landlord, as broker with respect to this Lease and agrees to be responsible for the payment of any leasing commissions owed to said brokers.

          30.  CERTAIN RIGHTS RESERVED BY LANDLORD.

          Landlord shall have the following rights, exercisable without notice, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off, abatement of Rent or otherwise:

               A. To change the Park's and the Building's name or street address.

               B.   [Intentionally omitted.]

               C. To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises or the Building.

               D. To make repairs, whether structural or otherwise, in, to and about the Building and any part thereof, and for such purposes to enter the Premises, and, during the continuance of any such work, to close temporarily doors, entry ways, common areas in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting Tenant's obligations hereunder, as long as the Premises remain tenantable.

               E. To grant to anyone the exclusive right to conduct any business or render any service in the Parks provided Tenant is not thereby excluded from uses expressly permitted herein.

               F. To alter, relocate, reconfigure and reduce the common areas of the Park, as long as the Premises remain reasonably accessible.

               G. To alter, relocate, reconfigure, reduce and withdraw the Park Common Areas located outside the Building, including parking and access roads, as long as the Premises remain reasonably accessible; provided, however, that any such alteration, relocation, reconfiguration, reduction or withdrawal of the Park Common Areas located outside the Building not adversely affect Tenant's parking rights as set forth in this Lease.

               H. To erect, use and maintain pipes and conduits in and through the Premises, if required by any applicable law or governmental regulation.

          31.  NOTICES.

          No notice, request, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and hand-delivered, sent by registered or certified mail, return receipt requested, first-class postage prepaid, or sent with charges prepaid by a nationally recognized air courier service, addressed as follows:

          If to Landlord:

               TrizecHahn Mid-Atlantic Management Services LLC
               1250 Connecticut Avenue, N.W.
               Suite 500
               Washington, D.C. 20036
               Attention: Portfolio Manager - [*]


_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          If to Tenant:

Prior to the Lease Commencement Date:

Equinix, Inc.                                     ____________________________
901 Marshall Street                               ____________________________
Redwood City, California 94063                    ____________________________
Attn: Mr. Keith Taylor                            ____________________________

or at any other address of which either party shall notify the other in accordance with this Section. Such communications, if sent by registered or certified mail, shall be deemed to have been given to three (3) business days after the date of mailing, or if sent by a nationally recognized air courier service, shall be deemed to have been given one (1) business day after the date of deposit of the notice with such service. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such Mortgagee in the manner prescribed in this Section at such address as such Mortgagee shall designate.

          32.  MISCELLANEOUS PROVISIONS.

               A. Benefit and Burden: The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and permitted assigns.

               B. Governing Law: This Lease shall be construed and enforced in accordance with the laws of the jurisdiction in which the Building is located.

               C. No Partnership: Nothing contained in this Lease shall be deemed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

               D. Delegation by Landlord: Wherever Landlord has the authority to take any action under this Lease, Landlord shall have the right to delegate such authority to others, and Landlord shall be responsible for the authorized actions of such agents, employees and others, to the same extent as if Landlord had taken such action itself.

               E. Tenant Responsibility for Agents: In any case where Tenant is responsible for performing or refraining from an act or for preventing an action or result from occurring, Tenant shall also be responsible for any actions taken or omitted by Tenant's agents, employees, business invitees, licensees, contractors, subtenants, family members, guests and any other individuals or entities present in the Building or on the Land at Tenant's invitation.

               F. Invalidity of Particular Provisions: If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be held invalid or unenforceable, the remaining provisions and the application of such invalid or unenforceable provisions to persons, entities and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

               G. Counterparts: This Lease may be executed in several counterparts, all of which shall constitute one and the same document.

               H. Entire Agreement: This Lease, and any exhibits and addenda attached hereto, embody the entire agreement of the parties hereto relating to the Premises, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda shall be of any force or effect. No rights, privileges, easements or licenses are granted to Tenant hereby, except as expressly set forth herein.

               I.   Amendments:  This Lease may not be modified in whole or in part in any manner other than by an agreement in writing.

               J. Mortgagee's Performance: Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

               K. Limitation on Interest: In any case where this Lease provides for a rate of interest that is higher than the maximum rate permitted by law, the rate specified herein shall be deemed to equal, and the party designated as recipient of such interest shall be entitled to receive, the maximum rate of interest permitted by law.

               L. Remedies Cumulative: All rights and remedies of Landlord shall be cumulative and shall not be exclusive of any other rights or remedies of Landlord hereunder or now or hereafter existing at law or in equity.

               M. Annual Financial Statements: Within five (5) business days following Landlord's request therefor, Tenant shall submit to Landlord an audited financial statement covering the preceding Fiscal Year, which has been prepared in accordance with generally accepted accounting principles by an independent certified public accountant. Tenant's most recent audited financial statement as of the Effective Date of this Lease is attached hereto and made a part hereof as Exhibit H.

          33.  LENDER APPROVAL [Intentionally omitted.].

          34.  PARKING.

          Parking will be made available to Tenant pursuant to the provisions of Exhibit E attached hereto.

          35.  SECURITY DEPOSIT.

               A. Amount and Uses: Landlord acknowledges receipt from Tenant of [*] Dollars ($ [*]) (the "Security Deposit"), to be held by Landlord as security for the payment of all Rent payable by Tenant and for the faithful performance by Tenant of all other obligations of Tenant under this Lease. Notwithstanding the foregoing, the Security Deposit shall be reduced (i) by [*] Dollars ($ [*]) after the expiration of the third (3rd) Lease Year of the Term, (ii) by Dollars ($ [*]) after the expiration of the sixth (6th) Lease Year of the Term, and
(iii) by

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[*] Dollars ($[*]) after the expiration of the seventh (7th) Lease Year of the Term, except that there shall be no such reduction for any Lease Year at the end of which either (a) there exists any Default or any circumstance which with the giving of notice or the passage of time would constitute a Default under this Lease or (b) Tenant's net worth and creditworthiness are not at least equal, in Landlord's reasonable judgment, to Tenant's net worth and creditworthiness as of the Effective Date of this Lease, until such time as such Default or circumstance has been cured, at which time the reduction in the Security Deposit shall resume. After the end of the seventh (7th) Lease Year, the required amount of the Security Deposit at that time shall remain as the Security Deposit for the remainder of the Term hereof. Said Security Deposit shall be repaid to Tenant after the termination of this Lease (or any renewal thereof) provided Tenant shall have made all such payments and performed all such obligations hereunder. Landlord shall not be required to maintain the Security Deposit in a separate account. The Security Deposit shall not be mortgaged assigned transferred or encumbered by Tenant without the prior written consent of Landlord and any such act shall be void. Landlord may at Landlord's option appropriate and apply the entire Security Deposit or so much thereof as Landlord believes may be necessary to compensate Landlord for the payment of any past-due Rent and for loss or damage sustained by Landlord due to any Default. In the event Landlord appropriates or applies the Security Deposit in such a manner Tenant within five (5) days after notice thereof shall pay to Landlord an amount sufficient to restore the Security Deposit to the original sum deposited Tenants failure to restore any such deficiency shall constitute a Default hereunder. In the event of bankruptcy or other debtor creditor proceedings by or against Tenant the Security Deposit shall be applied first to the payment of Rent due Landlord for all periods prior to the filing of such proceedings. In lieu of the cash Security Deposit herein above provided for, Tenant shall have the option to deposit with Landlord a letter of credit (the "Letter of Credit") in an amount equal to the Security Deposit, which Letter of Credit shall thereupon constitute the Security Deposit. The Letter of Credit shall be maintained throughout the remainder of the Term. Any Letter of Credit delivered to Landlord by Tenant shall be an unconditional, irrevocable letter of credit in a form and from a financial institution located in the Washington, D.C. metropolitan area, capable of being drawn upon at any of the such issuer's offices in the Washington, D.C. metropolitan area, and acceptable to Landlord in its sole discretion; provided, however, that the initial issuer of the Letter of Credit may be Comercia Bank of California ("Comercia") if the Letter of Credit is capable of being drawn upon in any of Comercia's offices in California. Said Letter of Credit shall provide that it shall expire on the thirtieth (30th) day following the date of expiration of the Term of this Lease. At Tenant's option, said Letter of Credit shall have a term equal to the period expiring on the first anniversary of the date of issuance thereof, in which event Tenant covenants that a renewal of said Letter of Credit shall be delivered to Landlord by that date which is thirty
(30) days prior to the expiration date thereof, and thereafter a renewal of the Letter of Credit shall be delivered to Landlord by Tenant by that date which is thirty (30) days prior to each succeeding anniversary of the original expiration date of the Letter of Credit. If Tenant falls to so renew and deliver said Letter of Credit to Landlord by the thirtieth (30th) day preceding each said expiration date, such failure shall constitute a Default hereunder (as to which no cure period shall be applicable) and Landlord may draw upon the Letter of Credit then in effect without the necessity of any other monetary or other default hereunder by Tenant, in which event the proceeds thereof shall be held by Landlord. Said Letter of Credit shall provide that Landlord shall be permitted to draw on same on multiple occasions following the occurrence of a Default by Tenant under this Lease;

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

provided, however, that in the event that said Letter of Credit would expire during the pendency of any litigation to resolve whether such Default has occurred, Landlord may draw upon said Letter of Credit prior to the expiration thereof. In the event that Landlord draws upon the Letter of Credit after a Default by Tenant as aforesaid, Landlord shall use, apply or retain all or any portion of the proceeds thereof for (1) the payment of any Rent or any other sums as to which Tenant is in default, (2) the payment of any amount which Landlord may spend or become obligated to spend to repair damage to the Premises or the Building for which repairs Tenant is liable hereunder, or (3) compensation to Landlord for any losses which Landlord is entitled to recover hereunder by reason of Tenant's Default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises and all associated reasonable legal fees. In the event that the Letter of Credit is drawn upon by Landlord for failure of Tenant to renew said Letter of Credit as aforesaid, the proceeds thereof shall be held by Landlord in accordance with the provisions respecting the Security Deposit under this Section 35, and, in such event, within thirty (30) days after the expiration of the Term, and provided Tenant has vacated the Premises and is not in default hereunder, Landlord shall return such proceeds to Tenant, less such portion thereof as Landlord may be entitled hereunder to apply to satisfy any Default by Tenant hereunder. In the event that Tenant is in default upon the expiration of the Term and Landlord does not use all of the Security Deposit to cure such default, then, after such default has been cured, Landlord shall return any unused balance of the Security Deposit to Tenant. The use, application or retention of the proceeds of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, and shall not limit any recovery to which Landlord may otherwise be entitled. In the event of the sale or transfer of Landlord's interest in the Building or the Land, Landlord shall transfer the proceeds of the Letter of Credit to the purchaser or transferee, in which event Tenant shall look only to the purchaser or transferee for the return of the proceeds of the Letter of Credit, and Landlord shall be released from all liability to Tenant for the return of such proceeds.

               B. Transferability: In the event of a sale or transfer of Landlord's interest in the Building or of the interest of any successor or assign of Landlord, Landlord (or such successor or assign) shall have the right to transfer the Security Deposit to any vendee or transferee and shall thereupon be released automatically from any liability therefor Tenant shall look solely to the transferee for the return of the Security Deposit. No Mortgagee or purchaser of any or all of the Building at any foreclosure proceeding shall (regardless of whether the Lease is at the time subordinated to the lien of said Mortgage) be liable to Tenant or any other person for any of such Security Deposit, or any other payment made by Tenant hereunder, unless Landlord has actually delivered said deposit or other such sum to such Mortgagee or purchaser in the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no liability to the assignor with respect to the return of the Security Deposit

          36.  HAZARDOUS MATERIALS

               A. Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances", now or subsequently regulated under any federal, state or local laws, regulations or ordinances including without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons

               B. General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in under or about the Premises, the Building, or the Land (hereinafter referred to collectively as the "Property") by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees; provided, however, that such prohibition shall not apply to fuel for Tenant's generators, batteries and customary office and cleaning supplies, so long as all of same are stored, used and disposed of in accordance with all applicable laws and governmental regulations. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation, attorneys', consultants', and experts' fees, court costs and amount paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees.

               C. Notice. In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Property by Tenant or its affiliates, agents, employees, contractors, subtenants, assignees or invitees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Property or any portion thereof without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any hazardous Material in, on or under the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any laws respecting Hazardous Materials; (iii) any claim made or threatened by any person against Tenant or the Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Property or any portion thereof, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.

               D. Survival. The respective rights and obligations of Landlord and Tenant under this Section 36 shall survive the expiration or earlier termination of this Lease.

          37.  RELOCATION OF TENANT [Intentionally omitted.].

          38.  MEMORANDUM OF LEASE.

          A Memorandum of Lease (i) referring to this Lease, including, but not limited to, the names of the parties, the description of the Land, the Term, a statement regarding the use of the Premises, and such other provisions hereof as Landlord and Tenant shall mutually approve, and (ii) in the form attached hereto and made a part hereof as Exhibit 1, shall, at Tenant's or Landlord's request, be executed by Landlord and Tenant and recorded among the Land Records in the Circuit Court of Loudoun County, Virginia, in which case the party requesting such recordation shall pay all recordation fees, taxes and charges which are assessed by the recording official.

          39.  ANTENNA LICENSE.

          Subject to the terms of this Section 39, Landlord hereby grants to Tenant a license during the Term provided that Tenant is not in default under this Lease: to install and operate a reasonable number of satellite dishes (solely for Tenant's business as conducted within the Premises, and not for any resale or other commercial purpose, except for use by Customers (as hereinafter defined in Paragraph 7 of Exhibit G hereto)), microwave antennae and other similar equipment in and on the Building in accordance with specifications and at locations approved by Landlord in writing in advance, in Landlord's sole discretion (all of the foregoing items being hereinafter collectively referred to as the "Equipment").

          The installation of the Equipment shall be performed only by contractors which are bonded, licensed, insured and reputable.

          In the event Tenant undertakes installation of any Items of the Equipment, Tenant shall not be obligated to pay any fee or rental with respect to the use of the roof for the Equipment which is in addition to the Base Rent or the Additional Rent which is provided for in Section 5 hereof.

          This Section 39 shall be subject at all times to the following conditions (the failure of any of which shall be a material breach of this Section 39 by Tenant and shall give Landlord the right to terminate Tenant's access and use of the roof for said Equipment):

                    (a) The Equipment shall be installed and at all times operated, maintained and repaired by Tenant, at Tenant's sole cost and expense. All penetrations into any of the Building surfaces shall be sealed so as to prevent any water leakage. Tenant shall not undertake or engage in any installation of the Equipment without first submitting to Landlord detailed working plans of all such installations and obtaining prior written approval of Landlord.

                    (b) Throughout the period of such installation, and thereafter during any operation, maintenance or repair of the Equipment, Tenant shall install and utilize, at Tenant's sole expense, such screening supports, walk boards, and such other materials as may be required by Landlord to protect the Building or any part thereof, the Building generally, pedestrians, vehicles on adjacent roadways and any other property or owners of property adjacent to the Building.

                    (c) The Equipment installed or operated by Tenant hereunder shall be installed, operated, maintained and repaired by Tenant in a good and workmanlike manner and in a manner which shall not impair the structure, value, rental value or rentability of, or detract from the appearance of, the Building or any part thereof.

                    (d) The Equipment installed or operated by Tenant hereunder shall be installed, operated, maintained and repaired by Tenant in a manner which shall not cause a violation of any mortgage, deed of trust, ground lease or other financing instrument now existing or hereafter recorded with respect to the Building at any time after Landlord has provided Tenant with notice of the applicable provisions thereof, or any agreements or warranties with respect to the Building or any part thereof as are now or hereafter shall be held by or entered into by Landlord or Landlord's management agent. The provisions of this
Section 39(d) shall not apply to any mortgage, deed of trust, ground lease or financing instrument, the provisions of which would preclude Tenant from exercising its right to install Equipment pursuant to this Section 39.

                    (e) The Equipment installed or operated by Tenant hereunder shall be installed, operated, maintained and repaired by Tenant in a manner which shall not interfere with or disturb any tenant or other occupant of the Park.

                    (f) The Equipment shall not cause interference with any other equipment of any nature in, on or about the Building or the Park or any other equipment owned by any other person, irrespective of where located and irrespective of whether such person has any interest in the Park. In the event that the Equipment causes such interference, Tenant agrees it will take all steps necessary to correct and eliminate the interference consistent with appropriate government rules and regulations upon receipt of written notification of the interference. If Tenant does not commence to eliminate the interference within one (1) calendar day after receipt of notification, or if the interference is not in fact eliminated within two (2) business days of receipt of notification, Tenant will cease operation of the equipment causing such interference until such interference is cured.

                    (g) Neither the Equipment nor Tenant shall unreasonably interfere with the use of the roof of the Building by Landlord.

                    (h) Prior to the installation of the Equipment, Tenant shall obtain, and shall thereafter comply with and keep in force throughout the Term, all permits, licenses, inspections and other governmental requirements and authorizations required by all governmental authorities having jurisdiction over the Building, the Equipment, Tenant, or the business operations in which the Equipment shall be utilized.

                    (i) The installation, operation, maintenance and repair of the Equipment shall be performed by Tenant in accordance with all applicable laws, regulations and other requirements of all federal and local government and quasi-governmental entities and authorities.

          Tenant acknowledges and agrees that Landlord has not made any representation, warranty or other statement to Tenant (and none is implied) regarding the feasibility of installing or operating the Equipment hereunder.

          Landlord agrees to permit Tenant reasonable, non-exclusive access to portions of the Building as necessary so as to facilitate the installation, operation, maintenance, repair, and removal of the Equipment in accordance with this Section 39.

          40.  OPTIONS TO EXTEND.

          Provided that Equinix, Inc., a Delaware corporation, or an Affiliate (as defined in Section 23.A. hereof) (said Equinix, Inc. or an Affiliate being hereinafter collectively referred to as "Equinix") (i) is not then in default in the payment of any Rent due under this Lease and is not then in Default in the performance of any of its other obligations under this Lease, and (ii) has not been in Default more than once during the immediately preceding two (2) years of the Term, in each case both at the time of exercise of the Renewal Option, as hereinafter defined, in question, and at the commencement of the Renewal Period, as hereinafter defined, in question, and is then in occupancy of the Premises at the time of exercise of the Renewal Option, as hereinafter defined, in question, and at the time of the commencement of the Renewal Period, as hereinafter defined, in question, Equinix shall have three (3) successive options (the "Renewal Options") to extend the Term of the Lease, each for a successive additional five (5) year period (the "Renewal Periods") after the expiration of the Initial Term. Each Renewal Option shall be exercisable only by written notice given by Equinix to Landlord not later than twelve (12) months, nor earlier than fifteen (15) months, prior to the expiration of the initial Term, or the Renewal Period then in effect, as the case may be. In the event that Equinix does not timely exercise a Renewal Option, said Renewal Option and all successive Renewal Options shall be null and void and of no further force or effect, time being of the essence in the exercise of each Renewal Option and it being acknowledged and agreed by Equinix that Landlord shall be entitled to rely on any failure by Equinix to give written notice of its exercise of its Renewal Option by the date set forth herein for such exercise thereof.

          All terms and conditions of this Lease shall be applicable during the Renewal Period except that the amount of Base Rent charged for each Renewal Period shall be the then "Prevailing Market Rent", which shall be the rent for comparable space in comparable buildings in Loudoun County, Virginia; provided, however, that in no event shall the Prevailing Market Rent determined as aforesaid be deemed to be less than the Base Rent payable under this Lease during the Lease Year immediately preceding the first Lease Year of the Renewal Period. If within thirty (30) days following delivery of Equinix's notice, Landlord and Equinix have not mutually agreed on the Prevailing Market Rent for the Renewal Period in question, then within ten (10) days after the expiration of such thirty-day period, each party shall file written notice to the other setting forth the name and address of a Broker (as hereinafter defined) selected by such party who has agreed to act in such capacity, to determine the Prevailing Market Rent. If either party shall fall to select a Broker as aforesaid, the Prevailing Market Rent shall be determined by the Broker selected by the other party. Each Broker shall thereupon independently make his determination of the Prevailing Market Rent within twenty (20) days after the appointment of the second Broker. If the two Brokers' determinations are not the same, but the higher of such two values is not more than one hundred five percent (105%) of the lower of them, then the Prevailing Market Rent shall be deemed to be the average of the two values. If the higher of such two values is more than one hundred five percent (105%) of the lower of them, then the two Brokers shall jointly appoint a third Broker within ten (10) days after the second of the two determinations described above has been rendered. The third Broker shall independently make his determination of the Prevailing Market Rent within twenty (20) days after his appointment. The highest and the lowest determinations of value among the three Brokers shall be disregarded and the remaining determination shall be deemed to be the Prevailing Market Rent.
Within thirty (30) days after the Prevailing Market Rent is determined as aforesaid, the parties shall execute an amendment to this Lease setting forth the new Rent to be paid for the Renewal Period.

          For the purposes of this Section 40, "Broker" shall mean a real estate broker licensed in the Commonwealth of Virginia, who has been regularly engaged in such capacity in the business of commercial leasing in Loudoun County, Virginia for at least ten (10) years immediately preceding such person's appointment hereunder. Each party shall pay for the cost of its Broker and one-half of the cost of the third Broker.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease under seal as of the day and year first above written.

WITNESS:                                   LANDLORD:

                                           TRIZECHAHAN CENTERS, INC. dba
                                           TrizecHahn Beaumeade Corporate
                                           Management, a California corporation
By: _____________________________          By: ________________________________
                                           Name: ______________________________
                                           Its: _______________________________

ATTEST:                                    TENANT:

[Corporate Seal]                           EQUINIX, INC., a Delaware corporation
By:  /s/ Jay S. Adelson                    By:  /s/ Philip J. Koen
     ----------------------------               -------------------------------
Name:  Jay S. Adelson                      Name:   Philip J. Koen
       --------------------------                  ----------------------------
Its:  Chief Financial Officer              Its:  Chief Financial Officer
      --------------------------                 ------------------------------

                                   EXHIBIT A

                        [Graphic of Layout of Premises]

                                    EXHIBIT B

                      DECLARATION BY LANDLORD AND TENANT
                   AS TO DATE OF DELIVERY AND ACCEPTANCE OF
                   POSSESSION, LEASE COMMENCEMENT DATE, ETC.

          THIS DECLARATION is hereby attached to and made a part of the Deed of Lease dated the __________ day of __________, 1999 (the "Lease"), entered into by and between TRIZECHAHN CENTERS, INC. dba TRIZECHAHN BEAUMEADE CORPORATE MANAGEMENT, a California corporation, as Landlord and EQUINIX, INC., a Delaware corporation, as Tenant. All terms used in this Declaration have the same meaning as they have in the Lease.

          (i) Landlord and Tenant do hereby declare that possession of the Premises was accepted by Tenant on the ___ day of __________, 19___;

          (ii) As of the date hereof, the Lease is in full force and effect, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to said date;

          (iii) The Lease Commencement Date is hereby established to be __________________, 19___; and

          (iv) The Lease Expiration Date is hereby established to be _______________________, unless the Lease is sooner terminated pursuant to any provision thereof.


WITNESS:                           LANDLORD:

                                   TRIZECHAHN CENTERS, INC. dba TrizecHahn
                                   Beaumeade Corporate Management, a
                                   California corporation
By:__________________________      By:_____________________________________
                                   Name:___________________________________
                                   Its:____________________________________

ATTEST:                            TENANT:

[Corporate Seal]                   EQUINIX, INC., a Delaware corporation

By:__________________________      By:_____________________________________
Name:________________________      Name:___________________________________
Its:_________________________      Its:____________________________________


           [NOTE: NOT TO BE EXECUTED AT TIME OF EXECUTION OF LEASE]
                  ---

                                  EXHIBIT C-1


Outline Specifications for [*] Building F
[*], Virginia

TECHNICAL SECTIONS
--------------------------------------------------------------------------------
                                                               23 September 1999
DIVISION 1 GENERAL REQUIREMENTS

1010  -    SUMMARY OF THE WORK

           The project consists of a one-story base building structure and related site and utility development on a previously undeveloped suburban tract in [*] near Dulles, Virginia, The site is approximately 9.0 acres of land. The building shall be rectangular in shape with outside dimensions of [*] for approximately [*] gsf. The site will have approximately 360 parking spaces provided. The structure is a tilt-up concrete frame with steel columns with joist girders and bar joists supporting the roof. The majority of the facade shall be articulated with revels and minimum punched windows at the entrances. The building height will be approximately 30' with 24' clear to underside of joist. Glazing shall be insulated and dark bronze tint. Bronze spandrel panel shall be utilized for all glazing above 10'. Service and loading areas shall be located on a rear facade, as well as a specially designed generator enclosure area. The front, sides and rear parking area are landscaped as required. Assume 3 non-motorized overhead dock doors (12' x 14').

1020   -   ALLOWANCES

           [_] Per Owner direction, allowances will be quoted for specifically identified items.

01026  -   UNIT PRICES

01030  -   ALTERNATES

01035  -   MODIFICATION PROCEDURES

01040  -   PROJECT COORDINATION

           The contractor is responsible for all the components that are necessary parts-of full and complete building systems per design intent. All subparts of any building system or any part reasonably inferable there from shall be considered part of the Architect's or Engineer's drawings and would be assumed to be part of this contract for construction.
________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                     C-1-1

01050  -    FIELD ENGINEERING

            [_] The contractor shall be responsible for building layout and staking. Restaking, stake displacement, and any related activity due to contractor errors shall be the responsibility of the contractor.

01090  -    DEFINITIONS AND STANDARDS

01300  -    SUBMITTALS

01310  -    SCHEDULES, REPORTS, PAYMENTS

01340  -    SHOP DRAWINGS, PROD. DATA, AND SAMPLES

01400  -    QUALITY CONTROL SERVICES

            [_] Life Safety Provisions: BOCA 1996, ADA and Commonwealth of Virginia Labor and Industrial Standards apply. Testing of soils, concrete and steel connections are among construction testing required. All testing services supplied by Owner.

01500  -    TEMPORARY FACILITIES

01600  -    MATERIAL AND EQUIPMENT

01631  -    PRODUCT SUBSTITUTIONS

01700  -    PROJECT CLOSEOUT

01740  -    WARRANTIES AND BONDS

DIVISION 2 - SITEWORK

02110  -    SITE CLEARING

            [_] Service court accommodating trucks will also be included. Site drainage will be to an existing regional management system.

02200  -    EARTHWORK

            [_] The intent of this project is to make the excavation an unclassified bid. Identify lump sum prices for overall earthwork as well as costs for individual work items.

02422  -    IRRIGATION

            [_] All planting and lawn areas immediately adjacent to the building shall be irrigated with an automatic underground irrigation system. Materials and installation shall conform to all requirements of park covenants and local jurisdiction and the Commonwealth of Virginia water, sewer and electrical requirements. Covenants for park will also apply.

02480  -    LANDSCAPING
            [_] All plant material shall meet or exceed the American
            Nurseryman's Association (AAN) and Commonwealth of Virginia
            Standards. All planting means and methods shall conform to ASLA standards of practice. Plants shall be installed per proper and recognized procedures for the climate of Chantilly, Virginia and indigenous to area. All plant materials shall be guaranteed for one year from the date of Final Acceptance. Park covenants must be followed. Detailed plantings will be provided at building entrances.
            Trees will border entrances and parking islands. All lawns and open areas will be seeded or covered with ground cover. Property lines will be buffered with plant material.

02481  -    LAWNS

            [_] All seed and sod shall meet applicable Commonwealth of Virginia Standards and shall be certified by the local Turf Growers Association. Installation of lawns shall be in accordance with the ASLA. Guarantee all lawns until acceptance.

02483  -    SIGNAGE COORDINATION

            [_] All exterior signage for the site must conform to the covenants, regulations and zoning restrictions of the park as well as local codes.

02513  -    ASPHALT CONCRETE PAVING (Final sections will be base on geotechnical report) [_] Car Parking Paving Detail: 3" base course, 1 1/2 " surface course of asphaltic concrete on 6" of crushed stone. Include parking stripes. Heavy-duty Paving Detail: 4: base course, 2" surface course of asphaltic concrete on 6" of crushed stone. Include lane stripes. Final design to be used is to be based on actual CBR
            Valves obtained by on-site testing.

02520  -    Concrete Paving

            [_] Local jurisdiction requirements and ACI standards shall apply.
               Curbs will be continuous at site and building entrances and comply with ADA.

02660  -    POTABLE WATER SYSTEMS

            [_] Provide per local county standards. Hook-up fees are the responsibility of the contractor.

02720  -    STORM SEWER SYSTEMS

            [_] Both surface swale systems and underground conduit systems will direct run-off water to a regional facility.

DIVISION 3 - CONCRETE

03310  -    CONCRETE

            [_] Individual reinforced concrete spread footings shall be used in accordance with test results from borings. The slab on grade will be a rebar reinforced 6"-3500 psi concrete slab. All spread footings and grade beams shall be 3000 psi concrete. Concrete slab shall be designed for load capacity of 250 psf, F.F. = 20, F.L.= 15.

03410  -    TILT-UP CONCRETE PANELS

            [_] Tilt-up concrete panels will be cast in modular shapes and poured on site. Panels to be engineered for load bearing duty at exterior wall. Panels will be finished with the Tex-coat (XL-70) system with medium texture finish. The tilt panels will be moderately articulated and configured with punched opening for windows. Proper bond breakers and fiberglass reveals shall be used. All panels are to be priced as 8" thick, 4000 psi concrete, or as per final engineering documents.

DIVISION 4 - MASONRY

04200  -    UNIT MASONRY

            [_] Masonry walls shall be used to enclose the electrical and sprinkler rooms to 10' AFF. Mortar: All mortar to be field mixed Portland Cement-Lime type. Type S for exterior and bearing walls, and Type M below grade. Conforming to ASTM C270. Color to be selected from standard colors and equal to "Colorport" by Riverton Corporation.

DIVISION 5 - METALS

05200  -    STRUCTURAL STEEL

            [_] Bar joist and joist girders shall be used to support the roof. Roof deck shall be 1-1/2" Type B painted roof deck. The standard structural bay shall be approximately 45' x 40'.

05210  -    STEEL JOISTS/JOIST GIRDERS

            [_] Structural system shall employ bar joists and joist girders for roof construction only. Steel columns shall provide vertical support. The roof structure shall be designed for 25-lb. dead load and 30-lb. live (snow) load. The roof joists and girders along the second bay back from the front facade shall be upgraded to accommodate future rooftop units.

05500  -    METAL FABRICATIONS

            [_] Exit stairs shall be fabricated with steel channels and concrete filled metal pans. Provide two 4' x 3-1/2" dia. concrete filled bollards at each at each service door. Provide 4" x 4" x 1/4" steel angle door guards to 4'.

05521  -    PIPE AND TUBE RAILINGS

            [_] Painted pipe railings to be used at all exit stairways. Rails shall be 1-1/2" diameter painted steel tubes. All stairs shall provide guardrails to 42" above tread and handrails at 34" above tread. All guardrails shall have 1/2 diameter vertical balusters at 4.5" o.c.

DIVISION 6 - WOOD AND PLASTICS

06100  -    ROUGH CARPENTRY

06200  -    FINISH CARPENTRY

DIVISION 7 - THERMAL AND MOISTURE PROTECTION

07190  -    VAPOR BARRIERS

            [_] Polyurethane sheets 6 mil. to be used under grade slab.

07200  -    INSULATION

            [_] Roof insulation shall be R-l9 utilizing Polyisocyanurate insulation. Alternate shall be R-19 EPS insulation with thermal barrier (3/4" Fresco board). Fire safety insulation to be used as per BOCA 1996, and local county code. Landlord to provide insulation as necessary to obtain permits for a shell building to meet energy envelope requirements. Wall insulation shall be tenant supplied. Slab insulation shall be R-7.5 utilizing 2" rigid boards and limited to within 4' of slab edge (run horizontally and vertically) at the perimeter.

07530  -    FLEXIBLE SHEET ROOF SYSTEMS

            [_] EPDM single ply (45 mil) ballasted roofing system shall be installed with 10-year warranty. Roof membrane will be ballasted with smooth river run gravel of 3/4" minimum and 2" maximum diameter. Coverage shall be even. Ballast shall be provided at a rate of 12 psf for the remaining roof area Roof will utilize Termination bar detail per standard manufacturer detail.

07600  -    FLASHING AND SHEET METAL

07620  -    METAL FASCIA AND COPING

07700  -    ROOF SPECIALTIES & ACCESSORIES

            [_] Ladder access shall be provided to the roof. The roofing manufacturer's standards shall be followed for all roof penetrations of conduit and supports for satellite antenna, etc. Walkways to be precast pavers (2'x2'x2') to run from roof hatch to each roof top unit. ( To be supplied by tenant during tenant construction.)

07900  -    JOINT SEALERS

            [_] Joint sealers shall be of a custom color where visible from exterior and generally match the exterior wall color. Product selections shall depend upon application. Acceptable companies shall include Tremco. All precast panels shall be caulked with backer rods at two locations (outside edge and inside edge) as well as for each top. All panels shall be painted first and then the joints shall be sealed. GC shall take necessary precautions to prevent texture paint from entering joint and preventing a proper seal.

DIVISION 8 - DOORS AND WINDOWS

08110  -    STEEL DOORS AND FRAMES

            [_] Exterior insulated, 20 ga. face steel doors (3'-0" x 7'-0" x 1-3/4") and frames 16 ga. (welded with 2" trim) will be used at utility rooms and for exit doors. Painted steel frames will be used for all other base building interior conditions. All fire doors shall carry UL label for entire door frame assembly.

08333  -    OVERHEAD DOORS

            [_] Sectional overhead doors shall be 12' x 14' insulated metal doors with steel frames. Provide each sectional overhead door as a complete unit produced by one manufacturer, Thermacore 190 (or equal)). All doors to be operated mechanically unless otherwise specified.

08410  -    ALUMINUM ENTRANCE DOORS

            [_] Black anodized Kawneer #190 doors or equal with dark bronze steel horizontal push bars and CS9 bright stainless steel vertical pull bars will be used at entry doors and other public access doors throughout the project. These doors "will be glazed with 1/4" non-insulated safety glazing. Provide latch paddle device. Entry doors to have concealed closures. Thresholds shall be similar light metal finish (brushed aluminum)

08525  -    ARCHITECTURAL ALUMINUM WINDOWS

            [_] Kawneer 450 (or equal) glazing system will be used for windows. Color shall be permanodic Kawneer (or equal) black.

08710  -    FINISH HARDWARE

            [_] The building hardware metal color shall be white (stainless steel for exterior doors or bright chromium plated for interior doors). Hardware noted is by Schlage (625 finish) (or equal) and handicap rated: Latchsets to be Athens (ATM) D10S, Locksets to be Athens (ATM) D50PD, Mortised deadbolts where required, Deadbolts to be B460P, 6 pin tumblers, Thresholds to be brushed aluminum at entryway, exits, labeled doors and loading areas with maximum 1/2" rise.

08800  -    GLASS AND GLAZING (To match buildings A-E)

            [_] The building glazing shall be l" insulated ( 1/4" Glass, 1/2" Airspace, 1/4" Glass) and lightly tinted. Glass shall be bronze tinted. Spandrel glazing shall be AFGD Clear with Solex Frit, EX-26-111 (bronze) or equal. Tinted 1/4" safety glazing shall be used for entry doors. Glass adjacent to entry doors shall be safety glazing. All glass to meet local Jurisdiction's and Commonwealth of Virginia codes.

DIVISION 9 - FINISHES

09250  -    GYPSUM DRYWALL

            [_] Base building electrical and sprinkler-demising partitions shall utilize USG gypsum board standards from 10' aff to roof deck. A construction joint shall be placed to break up each expansion of 25' or more of gypsum wall. Deflection joints to be provided at all stud walls extending to underside of structure or roof deck.

09512  -    ACOUSTICAL TILE CEILINGS (N/A)

09651  -    RESILIENT FLOOR MOULDING (N/A)

09653  -    RESILIENT BASE MOULDING (N/A)

09680  -    CARPET (N/A)

09900  -    PAINTING

            [_] Miscellaneous metals including exterior stairs

DIVISION 10 - SPECIALTIES

10155  -    TOILET COMPARTMENT (N/A)

10522  -    FIRE EXTINGUISHERS, CABINETS & ACCESSORIES

            [_] Provide surface mounted fire extinguishers per local code requirements for a shell building.

10801  -    TOILET & BATH ACCESSORIES (N/A)

DIVISION 11 - EQUIPMENT

11160  -    LOADING DOCK EQUIPMENT (By tenant, listed is TrizecHahn standard)

            [_] Dock Levelers: Provide (1) To be fully mechanical, requiring no manual lifting to operate. To be spring counter balanced. Lip to automatically extend. Hinged legs to provide full rated capacity support at dock level. To allow lowering of ramp below dock level without exceeding lip. To meet U.S. Department of Commerce Standard C.S. 202-S6. Dock levelers shall be 6x6, 25,0001b. capacity. Kelley Company, model M606C.

            [_] Dock Bumpers: Dock bumpers shall be furnished and installed by Contractor.

DIVISION 12 - FURNISHINGS

12511  -  HORIZONTAL LOWER BLINDS

12680  -  FOOT GRILLES

          [_] No provision for recessed walk off mat

DIVISION 15 - MECHANICAL

15010  -  BASIC MECHANICAL REQUIREMENTS

15050  -  BASIC MECHANICAL MATERIALS AND METHODS

15055  -  BASIC PIPING MATERIALS AND METHODS

15250  -  MECHANICAL INSULATION

15300  -  FIRE PROTECTION

15411  -  WATER DISTRIBUTION PIPING

15420  -  DRAINAGE AND VENT SYSTEMS

15440  -  PLUMBING FIXTURES

          [_] Equipment to include standpipe riser, valves, fire pump, sprinkler mains, annunciator, fire controls as required by code. Building shell systems shall be designed and sized for office use. Main distribution of the sprinkler line shall extend throughout a mutually agreed upon elevation. Sprinkler heads oriented per Fire Marshall instructions. Provide sprinkler system with full coordination with structure and NFPA 231C, Commodity 4 code. Provide a 6" sanitary line running the entire building length. Provide water mains and meters for domestic water service and fire service to building.

          [_] Rainwater leaders shall be internalized on the outside walls with underground (under slab) laterals. Drain overflows will be scuppered to day light at building. All overflow leaders and roof leaders shall be separate from the drains to the under slab lateral in accordance with the plumbing codes.

15781  -  PACKAGED HEATING AND COOLING UNITS.

          [_] Provide heating units in the electrical and sprinkler rooms to provide freeze protection. All other unit heaters and rooftop HVAC units shall be part of the tenant improvement contract.

15850  -  AIR HANDLING

15891  -  AIR OUTLETS AND INLETS

15933  -  AIR TERMINALS

15971  -  CONTROL SYSTEMS

          [_] All building systems and construction will be designed to meet all applicable local, state and federal codes and regulations.

15990  -  TESTING, ADJUSTING AND BALANCING

DIVISION 16 - ELECTRICAL

16010  -  BASIC ELECTRICAL REQUIREMENTS

          [_] Exterior lighting in the parking areas shall provide and average or 1.5 foot candles for security and nighttime visibility. Metal halide lamps shall be used on the building and parking light poles. All poles and light fixtures shall conform to Beaumeade Technology Park standards or approved equal.

16110  -  RACEWAYS

16120  -  WIRES AND CABLES

16145  -  WIRING DEVICES

16170  -  CIRCUIT AND MOTOR DISCONNECTS

16425  -  MAIN SWITCHBOARDS

16452  -  GROUNDING

16460  -  TRANSFORMERS (To be Coordinated with Tenant)

          [_] Pad mounted transformer Primary underground service 2000 amp, 277/480 volt, 3 phase, 4 wire. Calculation to assume 3 watts for lighting and 6 watts for office equipment power.

          [_] Main switch with ground fault protection to be provided per code requirements at switchboard, with fusible branch devices. Emergency and exit lighting in accordance with local code requirements.

16470  -  PANEL BOARDS (To be coordinated with Tenant)

          [_] 277/480 volt, cable in conduit risers to connect main switch gear to panels in electrical room. The electrical room shall have house panel boards a minimum of 277/480 volts serving site lighting, minimum indoor lighting and emergency lighting and sprinkler room requirements. Through capacity for additional four sub-panels for future tenants shall also be provided.

16512  -  EXTERIOR LIGHTING FIXTURES

          [_] 400 watt HID high-pressure sodium wall mounted fixtures shall be provided at truck court. 400 watt HID high-pressure sodium pole mounted fixtures shall be provided in parking areas. Maintain an average of 1.5 foot-candles at grade. All exterior lighting shall be on a photocell switch.

16515  -  INTERIOR LIGHTING FIXTURES (To be Coordinated with Tenant)

          [_] Warehouse lighting will by metal halide, 400W every other bay.

16621  -  EMERGENCY POWER ELECTRICAL SYSTEMS

16721  -  FIRE ALARM SYSTEMS

          Minimum required to meet county code.

END OF OUTLINE SPECIFICATION

                                  EXHIBIT C-2


                 [Graphic of Chart Describing Project Schedule]

                                     C-2-1

                                  EXHIBIT D-1

                             RULES AND REGULATIONS

          The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Park. Adherence to these rules and regulations by each and every tenant contributes to safe occupancy and quiet enjoyment of the Park. Any violation of these rules and regulations by any tenant which continues after notice from Landlord shall be a Default under such tenant's lease, at the option of Landlord.

          Landlord may, upon request by any tenant, waive compliance by such tenant of any of the following rules and regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (b) no such waiver shall relieve any tenant from the obligation to comply with such rule or regulation in the future, unless expressly consented to by Landlord, and (c) no such waiver granted to any tenant shall relieve any other tenant from the obligation of complying with said rule or regulation unless such other tenant has received a similar waiver in writing from Landlord.

          1. The sidewalks, entrances, passages, courtyards, elevators, vestibules, stairways, corridors, halls and other parts of the Park not occupied by any tenant (hereinafter "Common Areas") shall not be obstructed or encumbered by any tenant or used for any purposes other than ingress and egress to and from the tenant's premises. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas by other tenants.

          2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant's premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, screens and other fixtures shall be of a quality, type, design and color acceptable to Landlord and shall be attached in a manner approved by Landlord.

          3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the tenant's premises or in the Park without the prior written consent of Landlord. In the event of any violation of the foregoing by any tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to the tenant or tenants responsible for violating this rule. All exterior signs on the doors of the Building Park shall be inscribed, painted or affixed by Landlord at the expense of each tenant, and shall be of a size, color and style acceptable to Landlord.

          4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Common Areas without the prior written consent of Landlord.

          5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish,

                                     D-1-1
rags or other substances shall be thrown therein. No tenant shall throw anything out of the doors or windows or down any corridors of stairs.

          6. No tenant shall construct, maintain, use or operate on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system. Tenant may install Muzak or other internal music system within the tenant's premises if the music system cannot be heard outside of the premises.

          7. No tenant shall make or permit to be made any disturbing noises or disturb or interfere with the occupants of the Park or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing or any other way.

          8. No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in or about a tenant's premises or in the Park.

          9.   [Intentionally omitted.]

          10. No space in or about the Building shall be used for the manufacture, storage, sale or auction of merchandise goods or property of any kind.

          11.  [Intentionally omitted.]

          12. Tenant shall allow Landlord access to the Premises in accordance with the terms and conditions of the Lease, including, but not limited to,
Section 11 thereof. Each tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with its premises, including any keys to the premises, to rooms and offices within the premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms, whether or not such keys were furnished by Landlord or procured by the tenant, and in the event of the loss of such keys, such tenant shall pay to Landlord the cost of replacing the locks. On termination of a tenant's lease, the tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the premises.

          13.  [Intentionally omitted.]

          14.  [Intentionally omitted.]

          15. No tenant shall purchase spring water, ice, coffee, soft drinks, towels or other like merchandise or service from any company or person who has, in Landlord's opinion committed violations of Park regulations or caused a hazard or nuisance to the Park and/or its occupants.

          16. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation or desirability of the Park and, upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising.

          17. Landlord reserves the right to exclude from the Park at all times any person who is not known or does not properly identify himself to the Park's management or its

                                     D-1-2
agents. Each tenant shall be responsible for all persons for whom it authorized entry into the Building, and shall be liable to Landlord for all acts of such persons.

          18.  [Intentionally omitted.]

          19. The requirements of tenants will be attended to only upon application at the office of the Park. Park employees have been instructed not to perform any work or do anything outside of their regular duties, except with special instructions from the management of the Park.

          20. Canvassing, soliciting and peddling in the Park is prohibited, and each tenant shall cooperate to prevent the same.

          21.  [Intentionally omitted.]

          22.  [Intentionally omitted.]

          23. Access plates to under floor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around the access plates.

          24.  [Intentionally omitted.]

          25.  [Intentionally omitted.]

          26.  [Intentionally omitted.]

          27. Landlord's employees are prohibited from receiving articles delivered to the Park and, if any such employee receives any article for any tenant, such employee shall be acing as the agent of such tenant for such purposes.

          28. All cigarettes and related trash shall be disposed of in trash receptacles and not on the sidewalk, parking lot or grass.

                                     D-1-3

                                  EXHIBIT D-2

                   DECLARATIONS OF PROTECTIVE COVENANTS [*]

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                     D-2-1

                      DECLARATION OF PROTECTIVE COVENANTS

                                      [*]
                           ------------------------

THIS CORRECTED DECLARATION OF PROTECTIVE COVENANTS FOR [*] (the "Declaration") is made by Beau Meade Associates, a Maryland general partnership, owner of record of the real property shown on the plat attached hereto as Exhibit A (hereinafter referred to as "Declarant").

                                  WITNESSETH:
                                  ----------

          Declarant, for the use and benefit of itself and its successors and assigns, does hereby place and impose upon those certain parcels of real property hereinafter described the following conditions, covenants, reservations, easements and restrictions, for the mutual benefit of Declarant and all Owners (hereinafter defined), to insure the proper use, appropriate development and improvement of such property; to protect against the construction of improvements and structures built of improper or unsuitable materials; to insure compliance with all applicable zoning ordinances, building codes and environmental laws and regulations; to provide for a method for the maintenance and continued improvement of certain common areas and facilities appurtenant to such property; and to otherwise provide for the construction and development of first class quality improvements on such property.

          Therefore, in consideration of the premises and of the mutual benefits and duties herein contained, and for the overall development of the property subjected to this Declaration as a consistent and unified whole, Declarant hereby declares for itself and its successors and assigns, that the parcels of real property hereinafter described shall be held, sold and conveyed subject to the following covenants, reservations, easements, conditions and restrictions, all of which are for the purpose of protecting the value and desirability of, and which shall run with, the real estate shown in Exhibit A, and which shall be binding on all parties having any right, title, or interest

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

therein, along with their heirs, successors, and assigns, and which shall inure to the benefit of each owner thereof.

                                   ARTICLE I


                            Definition and Purpose
                            ----------------------

Section 1.  Definitions.
---------   -----------

(a)  "Architectural Committee" shall mean the Committee established pursuant to
     Article VII:, Section 10 of this Declaration.

(b) "Association" shall mean and refer to the [*] Owners Association, Inc., its successors and assigns, a corporation formed or to be formed by Declarant.

(c) "Common Property" shall mean and refer to all real property (if any) that is owned, now or in the future, by the Association for the common use and enjoyment of all the owners.

(d) "Common Use and Access Easement" shall mean an easement in favor of the Association and its employees, agents or contractors (but not in favor of any individual owner) to install, maintain, repair and replace (i) any and all utility lines (other than utility lines serving any individual building, which are the responsibility of the Owner of such building), landscaping and vegetation and any roadway signage or park entry signage (other than any sign erected by an Owner referring to an individual site ("site entry signage"), which is the responsibility of the Owner of such site) within any Lot for a distance of fifty (50) feet from the edge of public rights of way within or adjacent to the Properties (such fifty (50) foot easement hereinafter also referred to as the Street Landscape Basement"), as shown on the record plat for each Lot, and ten (10) feet into each lot from the side and rear lot lines; and (ii) all entrances to [*], medians, streets and traffic signs and signals whether or not dedicated to a governmental authority; and (iii) all flood plain areas, drainage facilities and management ponds (whether within or outside a Lot) which serve [*].

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) "Declarant" shall mean and refer to Beau Meade Associates, a Maryland general partnership, the owner of record of the property shown on Exhibit A.

(f) "Guidelines" shall mean and refer to the architectural and landscaping guidelines prepared by the Declarant and the Architectural Committee, and made available upon request to prospective purchasers, users and others, to implement the overall design scheme for the Property and to provide illustration of and guidance in the architecture, design details and landscaping features recommended by or acceptable to the Architectural Committee. Declarant and the Architectural Committee shall have the right to modify, amend or update the Guidelines from time to time, on a prospective basis. The Guidelines are intended to supplement this Declaration; however, in the event of any inconsistency between this Declaration and the Guidelines, the terms of this Declaration shall govern and control.

(g) "Improvements" shall mean any and all structures, improvements, or betterments made or placed upon the properties or any portion thereof, including but not limited to any and all buildings, roofed structures, parking areas, loading docks or loading areas, fences, walls, hedges, mass plantings, poles, lighting fixtures, communications equipment, driveways, ponds, lanes, swimming pools, tennis courts, signs, picnic facilities, or any other improvements placed or built on the Properties by any person.

(h) "Lot" shall mean and refer to any lot, parcel or tract of land subdivided out of the Properties in accordance with Loudoun County subdivision regulations.

(i) "Member" or "Members" shall mean and refer to those persons or entitles entitled to membership in the Association as set forth In Article IV. All Members, and the Lots which they own, shall be subject to and shall comply with the Articles of Incorporation and the Bylaws of the Association and any rules and regulations validly promulgated by the Association.

(j) "Owner" or "Owners" shall mean and refer to the record owner, whether one or more persons or entitles, of the fee simple title to any Lot which is a part of the Properties, except those having such interest merely as security for the repayment of indebtedness or the performance of an obligation.

(k) "Properties" or "Property" shall mean and refer to the real property shown on Exhibit A, along with any additional real property hereafter subjected to this Declaration.

                                  ARTICLE II


                                  Properties
                                  ----------

Section 1.  Description.  The real property made subject to this Declaration is
--------    -----------
shown on the plat marked as Exhibit A, which is attached hereto and made a part hereof as if set forth in full in this Article II, Section 1. The Declarant reserves the right to subject additional property to the operation and effect of this Declaration by recording an instrument to such effect (which instrument shall specifically describe such additional property) in the office of the Clerk of the Circuit Court for Loudoun County, Virginia.

                                  ARTICLE III


                Common Property/Common Use and Access Easement
                ----------------------------------------------

Section 1.  Title.  The Common Property shall be that property which is
---------   -----
specifically identified and shown as Common Property on the Declarant's record plat of the Property, as approved by Loudoun County, Virginia, or which is subsequently declared by Declarant to be Common Property and deeded by Declarant to the Association. The Common Property shall also include any subdivided land contributed to the Association by an Owner.

Section 2.  Owner's Rights.  Every Owner shall have a right and easement of
--------    --------------
enjoyment in and to the Common Property which shall be appurtenant to and shall pass with the title to every Lot subject to this Declaration and the bylaws, rules and regulations adopted from time to time by the Association.

Section 3.  Common Use and Access Easement.  The Association and its employees,
---------   ------------------------------
agents and contractors (but not any individual owner in his or its individual capacity as Owner) shall have a nonexclusive easement extending (i) fifty (50) feet into each Lot from the edge of any public right of way within or adjacent to the Properties (i.e., the Street Landscape Easement), as shown on the record plat for each Lot, and (ii) ten (10) feet into each Lot from the side and rear lot lines, for ingress, egress, and access to install, maintain, repair, and replace any and all utility lines, landscaping and vegetation and any roadway signage or park entrance signage within any such areas. Any and all utility lines (other than utility lines seeing any individual building), landscaping, vegetation, and signage so installed by the Association shall comply with the requirements of this Declaration and the Exhibits hereto. Notwithstanding the foregoing, it shall be the responsibility Of the Owner of each Lot, concurrently with the construction of the initial Improvements on such Lot, to install or cause to be installed the initial landscaping vegetation and sprinkler system, and utility lines as necessary on the portion of such Owner's Lot subject to the Common Use and Access Easement (except along Panorama Parkway where such installations shall be provided by Declarant). The Association and its employees, agents and contractors (but not any individual Owner in his or its individual capacity as Owner) shall also have a nonexclusive easement to enter upon any Lot to the extent necessary for the installation, maintenance, repair and replacement of (i) the entrances to [*] and any medians, streets and traffic signs and signals whether or not dedicated to a governmental authority, and (ii) all flood plain areas, drainage facilities, and retention ponds (whether within or outside a Lot) which serve [*] and are not dedicated to a governmental authority. In no event, however, shall the Association have the right to construct and install a storm water retention pond on the property of any owner without the written consent of such owner.

                                  ARTICLE IV


                                  Membership
                                  ----------

Section 1.  Members.  Every person or entity who is an owner of any Lot which is
---------   -------
included in the Property shall be a Member of the Association and shall be entitled to one vote for each acre (or fraction thereof In excess of 1/2 acre) owned by such Owner in the Property. If any Lot is leased for a term of 25 years or more (not including extensions or renewal options) the voting privilege shall accrue to the lessee rather than the owner of fee simple title during the term of the lease. Every Member shall be bound by the Articles of Incorporation and Bylaws of the Association.

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.  Reservation of Declarant's Rights.  Notwithstanding anything to the
---------   ---------------------------------
contrary contained herein, Declarant shall have the right to assume the duty to perform all of the functions of the Association and to refrain from establishing the Association until the earlier to occur of (i) the sale by Declarant of the last Lot in the Property owned by Declarant or (ii) ten (10) years from the date of recordation of this Declaration in the land records of Loudoun County, Virginia. In the alternative, Declarant shall have the right to establish the Association at any earlier date, whereupon the control of the Association shall be determined by voting in accordance with the same procedure used for amendments described in Article V, Section 1.

                                   ARTICLE V


                                    Voting
                                    ------

Section 1.  Amendments.
---------   ----------

(a) This Declaration or any provision hereof, or any covenant, condition or restriction contained herein, may be terminated, extended, modified or otherwise amended, as to the whole of the subject Property or any portion thereof, with the written consent of Owners having fifty percent (50%) of the total number of votes in the Association; provided, however, that so long as Declarant owns a Lot or for a period of ten (10) years from the effective date hereof, whichever period is shorter, no such termination, extension, modification or other amendment shall be effective without the written approval of Declarant, which approval shall not be unreasonably withheld.

(b) No such termination, extension, modification or other amendment to this Declaration that abrogates or limits the rights of any lender holding a mortgage or deed of trust or equivalent financing instrument encumbering a Lot as security for a loan may be made without the consent of all lenders who have provided the Association with notice of such mortgage or deed of trust and an address to which notices or requests for consent may be sent.

(c) No such termination, extension, modification or other amendment shall be effective until a proper instrument in writing has been executed, acknowledged and recorded.

Section 2.  Special Assessments.  Special assessments relating to the Common
--------    -------------------
Property and the area of the Common Use and Access Easement may be made upon approval by the Owners in accordance with the procedure described in Section l(a) of this Article.

                                  ARTICLE VI


                                  Assessments
                                  -----------

Section 1.  Creation of Lien and Personal Obligation of Owner.  Each Owner of
---------   -------------------------------------------------
any Lot shall, by acceptance of a deed (or lease over twenty-five (25) years) therefor, whether or not it shall be so expressed in any such deed, lease, or other conveyance, be deemed to covenant and agree to all the terms and provisions of this Declaration and any duly authorized amendment hereto, and promises to pay to the Association both annual assessments and charges and duly authorized special assessments, together with such interest thereon and costs of collection therefore as are hereinafter provided, all of which shall be a charge and continuing lien upon the Lot against which such assessment is made as of the effective date of each assessment. Any such lien shall, however, be subordinate to the lien, operation and effect of any mortgage or deed of trust or equivalent financing instrument encumbering such Lot or Lots and securing the repayment of indebtedness and no lender shall be responsible for the repayment or discharge of such lien. Each such assessment, together with such interest thereon and costs of collection therefore as are hereinafter provided, shall also be the personal obligation of the person or entity who was the Owner of such Lot at the time when the assessment fell due. In the case of co-ownership of a Lot, all of such co-owners shall be jointly and severally liable for the entire amount of the assessment. In no event, however, shall any lender holding an interest in any Lot as security for the repayment of indebtedness (or a transferee from such lender or a purchaser at a foreclosure sale) be liable for any of such assessments, interests or collection charges unless such lender (or a transferee from such lender or a purchaser at a foreclosure sale) acquires title to or physical possession of such Lot, and in such event the lender's (or transferee or purchaser's) responsibility for charges and assessments shall commence only as of the date the lender (or transferee or purchaser) acquires title to or physical possession of such Lot, and shall only apply to assessments becoming due after the date on which such lender, transferee or purchaser acquires title to or physical possession of such Lot.

Section 2.  Purpose of Annual Assessments.  The annual assessments levied by the
---------   -----------------------------
Association shall be used exclusively for the operation, maintenance, and repair of the Common Property and the areas covered by the Common Use and Access Easement, including, but not limited to, (i) the payment of any taxes and insurance on the Common Property (ii) the costs of landscaping, sign and fence maintenance and repair; (iii) the payment of utility bills on common facilities (including water for sprinkler systems); (iv) the maintenance, repair, and replacement of the common elements located at the entrances of [*], of dedicated streets and medians (including traffic signs and signals) not accepted by the Virginia Department of Transportation ("VDOT"), or those not dedicated to a governmental authority, and of the flood plain areas, drainage facilities, and retention ponds serving [*]; (v) for the cost of labor, equipment, materials, management and supervision of all of the foregoing; and (vi) organizational and operational expenses of the Association relating to the foregoing. The regular annual assessment will be adjusted according to increases in costs (including taxes, insurance and utility bills) and competitive bids submitted by qualified management and maintenance companies approved by the Association.

Section 3.  Special Assessments.  In addition to the annual assessments
---------   -------------------
hereinabove authorized, the Association may levy special assessments for the purpose of defraying, in whole or part, the cost of any construction or reconstruction, unexpected repair or replacement of the Common Property or the areas covered by the Common Use and Access Easement, including the necessary fixtures and personal property related thereto; provided, however, that any such special assessment shall be approved as set forth in Article V. Special assessments shall be due and payable on the date(s) which are fixed by the resolution authorizing such assessment.

Section 4.  Commencement.  Assessments shall commence on the date fixed by the
---------   ------------
Association. Assessments on Lots that first become, subject to assessments during a calendar year shall be prorated on a calendar year basis for the remainder of such calendar year.

Section 5.  Due Date.  Unless otherwise provided herein, annual assessments
---------   --------
shall be determined by the Association by January 31 of each calendar year and shall be due and payable in full on a prospective basis for the upcoming year within 30 days after the date on which such assessments are billed to an Owner by the Association.

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 6.  Records of Assessments.  The Association shall cause to be
---------   ----------------------
maintained in the office of the Association a record of all Lots and assessments applicable thereto which shall be open for inspection by any Owner or lender. Written notice of each assessment shall be mailed to every Owner of the Lot subject to assessment, provided that such Owner shall have provided the Association with an address to which such notice is to be mailed. The Association shall upon demand and payment of a reasonable charge furnish to any Owner or lender a certificate in writing signed by an officer of the Association and setting forth whether the assessments against the Owner's Lot have been paid, and if so, the date through which such assessments have been paid, and if not, the amount due and owing. Such certificates shall be conclusive as evidence for third parties as to the status of assessments against such Lot.

Section 7.  Effect of Non-Payment of Assessment.  If any annual assessment or
---------   -----------------------------------
special assessment is not paid on the date when due, then such assessment shall be delinquent and shall accrue interest thereon from the due date at the highest lawful rate deemed appropriate by the Board of the Association, not to exceed, however, six percentage points over the annual yield rate on six month Treasury Bills as of the first day of each month. If such assessment is not paid within thirty (30) days after the due date, then the Association may, after ten (10) days written notice to the Owner and to any lender who has requested copies of such notices, during which time the Owner or such lender may make such payment without penalty, bring an action at law or in equity against the Owner personally and/or to foreclose the lien against the Lot, and there shall be added to the Amount of such assessments all reasonable attorneys' fees and costs incurred by the Association in such actions, and in the event a judgment is obtained, such judgment shall Include interest on the assessments as indicated above.

                                  ARTICLE VII


                     Construction of Improvements and Uses
                     -------------------------------------

          Any and all Improvements constructed on any Lot, and any and all alterations or changes to any such Improvements, shall require the prior written approval of the Architectural Committee of the Association, and shall be designed, constructed, used and operated In compliance with this Declaration and the Guidelines. Ordinary maintenance, repair, or replacement of portions of an Improvement, if occasioned by normal wear and tear, and which do not alter the exterior color and appearance of an Improvement, shall not require Committee approval.

Section 1.  Permitted Uses and General Restrictions.
---------   ---------------------------------------

          A.  Permitted Uses.  Lots may be used for offices, research and
              --------------
development facilities, light assembly, and warehouses (other than "mini-warehouses"), distribution facilities and such other compatible uses such as servicing the products distributed as may be permitted from time to time under the Zoning Ordinances of Loudoun County, Virginia (or such other governmental authority having zoning jurisdiction over the Properties) except that in no event shall any of the following uses be permitted: cemeteries (public or private); commercial poultry, livestock and swine production, cattle feeder lots or fur-bearing animal rearing or breeding farms; commercial animal kennels; abattoirs; junk yards; bailing, storage or processing of scrap metal, glass, paper or rags; storage or processing of wrecked or junked motor vehicles; quarries; race tracks, raceways or dragstrips; sanitary land fills or garbage disposal areas; trailer or mobile home parks; "mini-warehouses"; massage parlors or similar business operations; or any other businesses which may produce or emit substantial gases, smokes, odors or noises that are determined by the Architectural Committee to be objectionable in a high quality, environmentally controlled commercial development.

          Retail uses are allowed only if such use is a support facility for an office use and whose primarily clientele is not the general public. Notwithstanding the foregoing, a hotel use is a permissible use hereunder, if and to the extent that a hotel use is alloyed by the Loudoun County Zoning Ordinances, and such hotel may include retail uses incidental to the operation of the hotel; provided, however, that said hotel shall be governed by this Declaration.

          B.  General restrictions.  The Properties shall be continually
              --------------------
maintained by the Owners at all times, including during the process of construction of improvements, in an attractively clean manner, free of trash, rubbish and debris. All uses and improvements shall conform with all federal, state, and local building codes, zoning ordinances, bylaws and regulations, and shall comply with current Loudoun County Zoning Ordinances and the regulation of all governmental bodies with jurisdiction over the area of the Properties.

          C.  Resubdivision of Lots.  Any two or more Lots may be combined into
              ---------------------
a larger lot. No Lot shall contain less than three (3) acres of land, unless such Lot was shown on the subdivision plat originally recorded by Declarant as containing less than three (3) acres. Any resubdivision or consolidation of such lots must conform with the Loudoun County Zoning and Subdivision Ordinances.

          D.  Water, Sanitary, and Storm Sewer Easements.  Each Owner shall be
              ------------------------------------------
obligated upon request of another Owner to grant the requesting Owner without cost (other than the cost of preparing and recording the easement, which shall be borne by the requesting Owner) such easements as may be necessary to provide the requesting Owner with adequate water, sanitary sewer, and storm water management facilities (not including wet or dry storm water management ponds) to serve the Improvements on the requesting Owner's property. Any such easement shall conclusively be deemed necessary if the requesting Owner is required by Loudoun County, Virginia to provide such easement as a condition of obtaining site plan approval or a building permit. However, all Owners shall endeavor during the design process to minimize the extent of easements for water, sanitary sewer, and storm water management facilities on the property of other Owners.

Section 2.  Lot Setbacks and Planting Requirements.
---------   --------------------------------------

          A.  Setback Requirements.  All Improvements shall comply with Loudoun
              --------------------
County, Virginia setback requirements. In addition, no structure, building, parking lot or area or any part thereof shall be located on any Lot in the Street Landscape Easement. The Building Setback Line shall be ten (10) feet plus the height of the tallest building on a given Lot from a side interior property line and the some distance from a rear property line. Neither parking areas nor driveways shall be located nearer than fifteen (15) feet from any building or structure, or ten (10) feet from any interior property line. Interior parking lot setback requirements between adjacent lots in the same ownership (or between consenting owners who have coordinated the site design for their parking areas) may be waived by the Architectural Committee if the coordinated site design of the adjacent parcels is thus improved and if such configuration would not unduly reduce the overall amount of landscaping on such Lots and such configuration would not violate applicable Loudoun County Ordinances. No trees located in the Street Landscape Easement or any Landscape Buffer (hereinafter defined) shall be removed except with prior written approval by the Architectural Committee, which approval shall not be unreasonably withheld or delayed.

     B.   Preservation of Landscape Buffers.  Any building or other structure
          ---------------------------------
above ground must conform to the Building Setback Line requirements described in the preceding paragraph. In addition, the area extending ten (10) feet into a Lot from the side and rear lot lines and the area extending fifteen (15) feet into Lot from the sides and rear of any building on a Lot (except for service courts and loading bays) shall be used solely as a landscaped planting strip (hereinafter a "Landscape Buffer"), and it shall be the responsibility of each Owner, at its sole expense, to landscape this area with lawn, trees, flowers and shrubbery in conformance with the Guidelines and according to plans approved in writing by the Architectural Committee. The Association will maintain the planting strips and the cost of such maintenance will be borne by the Owners through annual assessments.

     C.   Preservation of Street Landscape Easement.  The planting and
          -----------------------------------------
landscaping of the Street Landscape Easement are designed to provide a uniform controlled environment which will set the aesthetic tone of [*]. Berms, trees, ground cover, shrubs, lawn and other landscaping, shall be installed by each Owner in connection with the construction of the Improvements on such Owner's Lot, and shall conform to the Guidelines.

     D.   Landscape Buffers.  The planting and landscape design of Landscape
          -----------------
Buffers should be used to enhance and complement the design and appearance of the building and, though subject to architectural review, is not prescribed by this Declaration.

     E.   Landscaping Area and Maintenance Requirements.
          ---------------------------------------------

          1. All Owners shall comply with and provide, as a minimum, the amount, type, and density of landscaping and erosion control required by Loudoun County ordinances as interpreted by Loudoun County from time to time. All owners shall also comply with the landscaping requirements set forth in the Guidelines and in this Declaration.

          2.   Site Planting

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               A consistent landscape plan shall be submitted for approval to the Architectural Committee.

          3.   Installation and Maintenance

               Each Owner shall install lawn, trees, flowers or shubbery in all landscaped areas and an underground sprinkler or watering system in the Street Landscape Easement.

               Maintenance of landscaping in Common Use and Access Easement areas shall be through a common assessment and maintenance program performed by the Association. The maintenance of all other areas beyond the Street Landscape Easement shall be the responsibility of the Owner.

Section 3.  Building Design and Materials.
---------   -----------------------------

     A. Building location shall conform to Loudoun County setback requirements and the set-back requirements contained in this Declaration.

     B. Building entry location is not specifically prescribed by this Declaration, but shall be reviewed and approved by the Architectural Committee.

     C.   Building heights are controlled by Loudoun County Zoning Ordinances.

     D. Truck parking and truck loading shall be permitted only in side and rear yards which do not face the roadways.

     E.   Utilities Services and Appurtenances.  No articles, goods, materials,
          ------------------------------------
incinerators, storage tanks, refuse containers or like equipment shall be kept in the open in front of any buildings or exposed to public view or view from any neighboring properties. Water towers, storage tanks, transformers, pump houses, processing equipment, stand fans, cooling towers, communication towers, vents, stacks, skylights, mechanical rooms and any other structures or equipment (whether freestanding or roofmounted) shall be architecturally compatible or effectively shielded from public view by an architecturally approved method organized in an aesthetically pleasing manner to provide a "roofscape" which shall conform to the Guidelines and shall be approved in writing by the Architectural Committee before construction or erection of said structures or equipment. All on-site utility services on any Lot or within the Common Property shall be located in accordance with the Guidelines.

     F.   Building Materials and Finishes.  All buildings and improvements
          -------------------------------
constructed or erected upon the Properties shall conform to the Guidelines and shall be approved by the Architectural Committee. All buildings and improvements constructed or erected upon the Properties shall also conform to the minimum standards specified by the applicable governmental building codes in effect at the time of such construction as well as to all other rules, regulations, requirements, ordinances and laws of any local, state or federal governmental unit(s) or authorities having jurisdiction thereof.

Section 4.  Site Entry Design.
---------   -----------------

     The site entry design shall conform to the Guidelines and shall be approved by the Architectural Committee.

Section 5.  Parking Lot Design and Restrictions.
---------   -----------------------------------

     Off-street parking must be provided and maintained by the Owner of each Lot in accordance with the Guidelines. The number of spaces shall conform to the requirements imposed by the Zoning Ordinances of Loudoun County, Virginia and the Guidelines. Onstreet parking or parking in the Street Landscape Easement shall be prohibited. All parking must be screened from the roadways and adjacent properties by berms and plantings.

Section 6.  Grading and Drainage Requirements.
---------   ---------------------------------

     A. All flood plains located within the Property shall be preserved as a natural landscape area not to be filled or modified in any way without prior review of Loudoun County and State authorities and approval of the Architectural Committee. The planting and retention of hardwood trees in flood plains is strongly encouraged.

     B.   Storm Drainage Systems.  The storm drainage system for any
          ----------------------
Improvements shall be consistent with the overall storm water management system designed by the Declarant. All Owners shall provide details (conforming to Loudoun County detail requirements) of proposed storm drainage systems to the Architectural Committee for approval. All such drainage plans and facilities shall likewise comply with all rules, regulations and requirements of the Loudoun County Technical Services Department and for other governmental authority(ies) having jurisdiction thereof.

     Specific design for any storm water management system should follow the following basic guidelines:

          1. The course of proposed drainage channels should generally follow the drainage patterns of the existing topography.

          2.   During construction all surface runoff must be retained on site.

          3. Erosion and Sediment control - During construction, erosion and sediment controls must be provided in accordance with Loudoun County regulations.

          4. Lawn areas should utilize grass swales to collect and distribute surface runoff. These should be designed to operate on a minimum of 10 year storm frequency.

          5. Where grass channels are inadequate, naturalistic channels of rip-rap may be utilized. Such channels should be heavily planted to resemble natural beds of small streams.

          6. Roof drainage is to be channeled through downspouts located within the building and linked directly to an underground system or drainage channel. No exterior gutters or downspouts will be permitted.

Section 7.  Road and Pathway Construction.
---------   -----------------------------

     A. All public street construction shall conform to VDOT standards, including curbs and gutters, asphalt paving and road beds.

     B. All parking areas, loading areas and driveways are to be surfaced with concrete, bituminous concrete, brick, or approved equal material. Curbs shall be concrete. Asphalt curbs will not be permitted.

     C. All site pathways, including jogging trails, shall be of materials approved by the Architectural Committee. Plazas and sidewalks adjacent to buildings and parking areas may be of other paving surfaces integrated with the building design, as approved by the Architectural Committee.

Section 8.  Lighting.
---------   --------

     All lighting shall conform to state and county regulations and to the requirements set forth in the Guidelines, and shall be approved by the Architectural Committee.

Section 9.  Signage.
---------   -------

     The size, shape, design and location of all signs shall conform to the Guidelines and shall be shown on the plans submitted to the Architectural Committee for approval. In no event shall the size, design, amount, configuration or location of signage exceed or violate that permitted by the Loudoun County Zoning Ordinance. There may be one temporary sign per lot for persons offering the building for sale or lease. This sign may also include the names of builders, architects, engineers and lenders involved in the construction of the project. The temporary sign shall not exceed thirty-two (32) square feet and shall be removed within thirty (30) days after completion of sale or lease of the building.

Section 10.    Composition of Architectural Committee;
               --------------------------------------
               Submissions of Development Proposals
               ------------------------------------
               for Architectural Committee Approval.
               ------------------------------------


     The Architectural Committee shall consist of five (5) members appointed by Declarant (and Declarant shall be empowered to appoint their successors should a vacancy occur), and their names shall be maintained at Declarant's offices. The Architectural Committee shall keep minutes of its meetings and records of any actions taken by consent in lieu of meeting, and such minutes and records shall be open for inspection by any Owner in the offices of the Association during regular business hours.

     Approval of each project shall be based on a general goal of producing a high quality office and industrial park. Before commencing the construction, reconstruction, relocation or alteration of any Improvements, including but not limited to any buildings, additions, enclosures, fences, loading docks, entrance ways, exit ways, curb cuts, parking facilities, storage yards or any other structures or permanent improvements on any Lot, the Owner shall make submissions in four stages: 1) Preliminary Sketch; 2) Preliminary Plans; 3) Final Construction Plans; 4) Construction Site Plan.

     All submissions shall include certain information including:

1.   Name and address of applicant and firm preparing the submission

2.   Graphic scale  - minimum 1"=50'for site plans
                    - minimum 1"=20' for buildings

3.   North arrow

4.   Date of preparation

5.   Revisions from previous submittals

6. Stage of submission; i.e., preliminary sketch, preliminary plans, final construction plans, construction site plan

7.   Gross area of individual buildings

8.   Vicinity map

STEP 1 SUBMISSION (Preliminary Sketch)
--------------------------------------

9. The height, bulk, massing and building footprint of all buildings and related improvements

2.   The layout of all parking areas, including auto capacity

3.   Building and parking setbacks

4.   The location and size of all access road, curb cuts and median breaks

5.   Landscaping, including site grading and rough topography

6.   Preliminary utility layout

7. Proposed Gross Floor Area of Improvements and resulting Floor Area Ratio of Improvements to land area, determined in accordance with the Loudoun County Zoning Ordinances.

STEP 2 SUBMISSION (Preliminary Plans)
-------------------------------------

1. Dimensioned site plan with location and size of all buildings, parking areas, service areas, and screening walls

2.   Schematic site grading and drainage plan

3.   Schematic utility plan

4.   Schematic floor plans

5.   Schematic building elevations

6.   Building sections

7.   Schematic landscaping plan

8.   Conceptual signage plan

9.   Conceptual lighting plan

STEP 3 SUBMISSION (Final Construction Plans)
--------------------------------------------

1.   Site plan

2.   Site grading and drainage plan

3.   Utility plan

4.   Floor plans

5.   Building elevations

6.   Building sections

7.   Landscaping and irrigation plan

8.   Lighting plan

9.   Signage plans

10.  Exterior materials samples

11.  Building perspective or model

STEP 4 SUBMISSION (Construction Site Plan)
------------------------------------------

1.   Trailer location

2.   Materials storage

3.   Parking area

4.   Equipment cleaning area

5.   Erosion and siltation control

6.   Security fencing

     The Owner is required to engage an architect registered in the State of Virginia for the preparation of the project plans and specifications. If the Owner shows that its employees meet such requirement, such requirement can be waived by the Architectural Committee. The Owner is further required to engage such an architect to provide construction progress inspection services. This requirement can be waived by the Architectural Committee as described in the preceding sentence.

Section 11.  Architectural Committee Review Process.
----------   --------------------------------------

     Any matter requiring review and approval by the Architectural Committee shall be submitted directly to the Committee at the following address:

                                  (if mailed)

                             Beau Meade Associates
                          c/o Intergate Company, Inc.
                        Washington Dulles International
                                P.O. Box 17533
                            Washington, D.C. 20041
                                  ATTN:  [*]
                        Architectural Review Committee

                                (if delivered)

                             Beau Meade Associates
                          c/o Intergate Company, Inc.
                              110 Underwood Lane
                              (Route 606 and 866)
                           Sterling, Virginia 22170
                                  ATTN:  [*]
                        Architectural Review Committee

Five (5) complete copies of all plans, specifications, and related data constituting a formal submission shall be provided to the Architectural Committee, together with a cover letter identifying the materials as a formal submission and describing the submission stage. The Architectural Committee will review each formal submission made by the applicant and will provide a written response within twenty-one (21) days after receipt of the formal submission; provided, however, that the twenty-one (21), day time period shall not begin until all of the materials constituting a formal submission (including the cover letter) have been received by the Architectural Committee. The Architectural Committee may take one of three actions:

1.   Approval

2.   Approval with conditions and

3.   Disapproval-resubmit.

_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     In the event the Architectural Committee shall fail to approve, conditionally approve or disapprove the formal submission in writing within twenty-one (21) days after actual receipt of the formal submission by the Architectural Committee, such approval shall be deemed to have been given and the Owner shall be deemed to have complied with this Declaration. The formal submission shall be delivered to the Architectural Committee in person or by certified mail at the address designated above or such other address as may be designated from time to time by Declarant or the Association. If the Architectural Committee approves the plans, the actual construction in accordance with the plans shall be the responsibility of the Owner; provided, however, upon the completion of the Improvements, and prior to occupancy, the Owner shall notify Declarant, who shall have ten (10) days thereafter in which to have the Improvements inspected by the Architectural Committee to insure that the Improvements were completed substantially in accordance with those plans approved by the Architectural Committee prior to construction. In the event that the Architectural Committee shall fail to approve or disapprove in writing the completed Improvements within ten (10) days after receipt of notice from the Owner that the Improvements are completed, such approval shall be deemed to have been given and this Declaration will be deemed to have been complied with. In the event an Owner has made substantial changes from the original plans approved by the Architectural Committee and such changes were within the scope of the original review of the Architectural Committee but not previously approved by the Architectural Committee, the Owner shall make the necessary corrections to the Improvements at such Owner's sole cost and expense, unless the Architectural Committee determines that it is appropriate to approve such changes.

     Any action to approve or disapprove a submission to the Architectura1 Committee shall be made by the vote in person, by proxy, or by consent, of three
(3) out of the five (5) members of the Architectural Committee. If less than five (5) members (but not less than three (3) members) of the Architectural Committee are present (either in, person, by proxy, or by written consents) then approval or disapproval may be granted by a majority of those present. The Architectural Committee shall have regular meetings at such intervals as may be determined by the Architectural Committee from time to time, but no less frequently than quarterly. Any special meeting of the Architectural Committee shall be held on not less than five (5) days written notice, and the notice of special meeting shall state the action required to be taken at such special meeting and the Lot or Lots involved in such action.

     No permission or approval granted by Declarant or the Architectural Committee with respect to construction pursuant to these restrictions shall constitute or be construed as an approval by them of the structural stability, safety, or design of any building, structure or other Improvement, and no liability shall accrue to Declarant or the Architectural Committee in the event that any such construction shall subsequently prove to be defective. No structure of a temporary nature shall be allowed on any Lot at any time except that of an Owner's contractors and subcontractors during the period of construction of Improvements.

     In addition to the approval of plans and other matters herein set forth, the Architectural Committee shall have the right to waive minor violations and allow minor variances where the same resulted unintentionally or without gross carelessness on the part of any Owner and are not materially harmful to the Properties. If such a waiver is granted in writing, then thereafter such matters so waived shall no longer be deemed a violation of these restrictions.

                                 ARTICLE VIII

                              General Provisions
                              ------------------

Section 1.  Duration.  These restrictions shall be appurtenant to and run with
---------   --------
the land comprising the Properties and shall be binding upon all Owners and parties hereinafter having an interest in any of the Properties and all parties claiming under them for a period of fifty (50) years from the date of the recordation of this Declaration in the Office of the Clerk of the Circuit Court for Loudoun County, Virginia.

Section 2.  Enforcement.  These restrictions may be enforced by Declarant, its
---------   -----------
successors and assigns or the Association by proceeding at law or in equity against the person, firm or other entity violating or attempting to violate any covenant or covenants, either to restrain the violation thereof or to recover damages therefor together with reasonable attorneys' fees and court costs. Further, in the event that the Association incurs expenses in performing any work required by this Declaration to be performed by an Owner but which the Owner failed, after notice, to perform, the Association shall have a lien on the Lot or Lots owned by such Owner and on which such work was performed. Such lien may be enforced in the manner provided in Article VI, Section 7 for the enforcement of assessments. Any such lien shall, however, be subordinate to the lien, operation, and effect of any mortgage or deed of trust encumbering such Lot or Lots and securing the repayment of indebtedness, and no lender shall be liable for the repayment or discharge of any such lien. In the event the Association fails to act to enforce any restriction herein, any Owner may enforce these restrictions through judicial action against any other Owner, but no Owner shall have any lien rights whatsoever as to any other Lot or Owner.

Section 3.  Partial Invalidity.  Any invalidation of any one or more of these
---------   ------------------
restrictions by judgment, court order, or statute or failure on the part of Declarant or its successors or assigns to enforce any of said restrictions shall in no way affect any of the other provisions hereof or be deemed as a waiver of the right to enforce such restrictions any time after the violation thereof.

Section 4.  Abatement.  In the event that any Owner violates any of the terms or
---------   ---------
conditions of these restrictions and fails to cure the same within thirty (30) days after written notice thereof then Declarant, or the Association, in addition to the other rights and remedies provided for herein, shall have the express right and privilege and license to enter upon any Lot to take any reasonable action to cure such violation, and all reasonable costs thereof shall be at the expense of the Owner of such Lot, and neither Declarant nor the Association shall have any liability for any damage or injury to any person or entity in connection with such entry, except for damage or injury resulting from the gross negligence or willful misconduct of Declarant or the Association.

Section 5.  Exoneration of Declarant.  Each Owner of any Lot in the Properties
---------   ------------------------
or any other party having an interest in the Properties or any portion thereof expressly agrees that:

     (a) No duty or obligation is imposed upon Declarant to enforce or attempt to enforce any of the covenants or restrictions contained herein, nor shall Declarant be subject to any liability of any kind or nature whatsoever from any third party as a result of failing to enforce same, and

     (b) Declarant's approval (or approval by the Architectural Committee) of any building plans, specifications, site or landscape plans or elevations or any other approvals or consents given by Declarant (or by the Architectural Committee) pursuant hereto or otherwise shall not be deemed a warranty, representation or covenant that any such buildings, improvements, landscaping or other action taken pursuant hereto or in reliance thereon is in compliance with any or all applicable laws, rules, requirements or regulations, the sole responsibility for all of same being upon the respective Owner; and

            Declarant and the Architectural Committee are expressly released and relieved of any and all liability in connection therewith.

Section 6.  Assignment.  Any and all of the rights, powers and reservations of
---------   ----------
Declarant herein contained may be assigned to any person, corporation or association which will assume the duties of Declarant pertaining to the particular rights, powers and reservations assigned, and upon any such person, corporation or association evidencing its consent in writing to accept such assignment and assure such duties he, she or it shall, to the extent of such assignment, have the same rights and powers and be subject to the some obligations and duties as are given to and assumed by Declarant herein. If at any time Declarant ceases to exist and has not made such an assignment, a successor to Declarant may be appointed in the same manner as this Declaration may be modified or amended under Article V. Any assignment or appointment made under this article shall be in recordable form and shall be recorded.

     In WITNESS WHEREOF, the Declarant has executed this Declaration of Restrictive Covenants for [*] as of the 16 day of June, 1987.

                              BEAU MEADE ASSOCIATES,
                              a Maryland general partnership

                              By:  Beau Meade Land Investment
                                   Partnership, a Virginia general
                                   partnership, General Partner

                              By:  /s/ Jerome C. O'Connell
                                   -----------------------

                                 Jerome C. O'Connell, General Partner


_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

COUNTY OF LOUDOUN          )
                           )  ss:
COMMONWEALTH OF VIRGINIA   )

     I, Anne L. Kerr, a notary public in and for the aforesaid jurisdiction, do certify that Jerome C. O'Connell, whose name, as general partner of Beau Meade Land Investment Partnership, which is a general partner of Beau Meade Associates, is signed to the foregoing instrument, bearing the date of June 16, 1987, has acknowledged the same before me in my County aforesaid.

     Given under my hand and official seal this 16th day of June, 1987.

                                        /s/ Anne L. Kerr
                                        ----------------------------------------
                                                    Notary Public

My commission expires:  MY COMMISSION EXPIRES OCTOBER 15, 1991
                        --------------------------------------

                                   EXHIBIT A
                                   ---------


               [DESCRIPTION OF THE PROPERTY IN METES AND BOUNDS]

                              FIRST AMENDMENT TO
                      DECLARATION OF PROTECTIVE COVENANTS
                                     [*]

          THIS FIRST AMENDMENT TO DECLARATION OF PROTECTIVE COVENANTS ("First Amendment") made and entered into this 15th day of July, 1988, by BEAUMEADE ASSOCIATES, a Maryland general partnership ("Declaration").

                                  WITNESSETH

          WHEREAS Declarant executed and recorded a certain Declaration of Protective Covenants ("Declaration") for [*], dated June 16, 1987, recorded as Instrument No. [*] at Deed Book [*], Page [*], in the office of the Clerk of the Circuit Court for Loudoun County, Virginia; and

          WHEREAS Declarant wishes to amend the Declaration as more fully set forth below.

          NOW, THEREFORE, in consideration of the foregoing, the Declaration is amended by adding a new Article VI (Assessments), Section 8, as follows:

          Section 8.  Assessment Based on Acreage.  All assessments, whether
                      ---------------------------
          annual or special, shall be computed and allocated among the Lots on a per acre basis, so that each Owner of a Lot shall bear a percentage of the total annual or special assessments equal to a fraction, the numerator of which is the total acreage contained in such Lot and the denominator of which is the total acreage contained in all Lots in [*] and subject to this Declaration.

          Except as specifically amended by the foregoing, the Declaration remains in full force and effect, unaltered in accordance with its terms.

          IN WITNESS WHEREOF, the Declaration has executed this First Amendment to Declaration of Protective Covenants for [*] as of the 15th day of July, 1988.

                                   BEAUMEADE ASSOCIATES,
                                   a Maryland general partnership

                                   By:  BEAUMEADE LAND INVESTMENT
                                        PARTNERSHIP, a Virginia General
                                        Partnership, General Partner

                                   By:  /s/ Jerome C. O'Connell
                                        ----------------------------------------
                                        Jerome C. O'Connell,
                                        General Partner

COMMONWEALTH OF VIRGINIA     )
                             ) SS.
COUNTY OF FAIRFAX            )

          I, Linda H. Sheour, a notary public in and for the aforesaid jurisdiction, do certify that Jerome C. O'Connell, whose name as general partner of Beaumeade Land Investment Partnership, which is a general partner of Beaumeade Associates is signed to the foregoing instrument, bearing the date of July 15, 1988, has acknowledged the same before me in the jurisdiction aforesaid.

          Given under my hand and official seal this 15th day of July 1988.

                                        /s/ Linda H. Sheour
                                        ----------------------------------------
                                        Notary Public

[SEAL]                                  My Commission expires:  4/27/9

                                     D-2-1

                                   EXHIBIT E

                                    PARKING

          1.   AVAILABILITY; RENT.

          Landlord agrees that it will provide to Tenant sufficient space to park two hundred thirty-five (235) automobiles, in the Park, or as otherwise provided, at no additional cost to Tenant. No specific parking spaces will be allocated for use by Tenant. Landlord reserves the right to institute either a valet or self-parking system; provided, however, that if at any time during the Term of the Lease Landlord provides to Tenant any additional spaces, Landlord shall at all times have the right to reclaim such spaces upon thirty (30) days notice to Tenant.

          2.   REGULATIONS; LIABILITY.

          Tenant and its employees, agents and invitees shall observe reasonable safety precautions in the use of the parking' area get and shall at all limes abide by all rules and regulations promulgated by Landlord and/or the parking area operator governing use of the parking area. Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the parking area or to any personal property located therein, or for any injury sustained by any person in or about the parking area.

                                   EXHIBIT F

                            DESCRIPTION OF THE LAND


                         [Graphic Diagram of the Land]

                                   EXHIBIT G

                          SPECIAL TENANT REQUIREMENTS

          Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be included as part of the Lease and, except as provided below, shall supercede any inconsistent provisions of the Lease. All references in the Lease and in this Exhibit G to the Lease shall be construed to mean the Lease (and all exhibits thereto), as amended and supplemented by this Exhibit G. All terms not otherwise defined in the Exhibit shall have the same meanings as set forth in the Lease.

          1.   Use.

               1.1 Tenant's Use of Premises and Building and Land. Subject to Tenant's compliance with the requirements of Sections 8 and 9 of the Lease, Tenant is permitted (a) to construct, maintain, operate and repair electronic, transmitting and receiving equipment and supporting structures on the Premises, including the roof of the Building, (b) to construct, maintain, operate and repair an equipment room on the Premises, including the construction of an upgraded fire suppression system which shall be a dry pipe, pre-action water based system and Tenant reserves the right to install an environmentally approved, gas, fire suppression system, (c) to install, upgrade, maintain, operate and repair utility lines, transmission lines, and telecommunications conduit and cabling (collectively, the "Conduits") in such locations on the Building and Land as set forth in plans and specifications, which shall be subject to Landlord's approval which shall not be unreasonably withheld, conditioned or delayed, (d) reasonable ingress and egress over existing roadways on the Land for Tenant's trucks and other vehicles, to maintain Tenant's equipment and the Conduits (collectively, the "Tenant's Equipment"). The Tenant's Equipment shall include, without limitation, the antenna, batteries, uninterruptible power supply and such other equipment necessary thereto. Tenant shall have access to and use of the Premises, the Building, Land and the Conduits, 24 hours per day, 365 days per year.

               1.2 Tenant's Use of Conduit Ducts. Tenant shall have the right to install, maintain, operate and repair the Conduits in any of Landlord's conduit ducts located on the Building and Land, so long as Tenant's use of the Conduits does not interfere with Landlord's use of Landlord's conduit ducts located on the Building and the Land, if required for provisioning of any utility service provider to the Building or telecommunications provider to the Park (other than the Building). Tenant will install separate conduit where applicable.

          2. Compliance with Law. Nothing contained in this Exhibit G shall in any way limit or negate Tenant's obligation to comply with laws in accordance with the terms of the Lease.

          3. Initial Installation and Testing. Tenant shall have the rights, at Tenant's sole cost and expense, at any time following the execution of the Lease by Tenant in form mutually acceptable to Landlord and Tenant, to enter upon the Building and Land and to carry out any test, inspections, pre-installation and installation activities on the Building and Land as necessary for the construction and installation of the Tenant's Equipment, including without limitation, engineering and environmental surveys, physical inspections, soil test, inspections or pre-installation activities, Tenant shall, at Tenant's sole cost and expense, repair any damages to the Building and the Land caused by such inspections or pre-installation activities, including re-paving and re-landscaping any affected areas of the Building and the Land. Any such entry onto the Building and the Land prior to the Lease Commencement Date shall be on all of the terms and provisions of the Lease, except for Tenant's obligation to pay Rent; provided, however, that during the course of such entry and installation, none of Tenant's employees, agents or contractors shall in any manner interfere with or impede any of Landlord's employees, agents or contractors in the performance of Landlord's Work or Additional Tenant Work.

          4. Equipment Ownership: Surrender. The Tenant's Equipment shall be the property of and owned by Tenant throughout the Term, and shall in all event be deemed trade fixtures, even if affixed to the Premises or the Building or the Land. On or before the Lease Expiration Date, Tenant shall remove the Tenant's Equipment from the Premises, the Building and the Land and restore the Premises as provided in Section 10 of the Lease. Landlord agrees that the Tenant's Equipment, Tenant's HVAC unit, and Tenant's Generator may be removed at any time from the Premises, the Building and the Land by Tenant.

          5. Emergency Power Generator. Tenant shall have the right, at any time during the Term, at Tenant's option and at Tenant's sole cost and expense:
(a) to install emergency power generators ("Tenant's Generator") on the Premises in the location shown on Exhibit A. In such location as is reasonably approved by Landlord and the Beaumeade Association, to provide back-up emergency power for the Tenant's Equipment and for Tenant's HVAC unit, and (b) to store fuel, above ground, on the Premises or elsewhere as noted on Exhibit A, in such locations as are reasonably approved by Landlord and the Beaumeade Association, in such amounts as Tenant reasonably determines necessary for Tenant's Generator.

          6.   No Interference:  Relocation

               6.1 No Interference. Neither Landlord nor any of Landlord's agents, employees, or contractors (collectively, the "Landlord Parties") shall interfere in any way with the Tenant's Equipment or with Tenant's access to the Tenant's Equipment and antennas, the Conduits, Tenant's HVAC unit, or Tenant's Generator (the "Interference"). Landlord agrees that (except in an emergency, when no notice shall be required) prior to Landlord's carrying out any construction, maintenance or repair activities on the Land in the vicinity of the antennas, the Conduits, Tenant's HVAC unit, or Tenant's Generator (if such are not located within the Premises), Landlord shall endeavor to provide three
(3) days prior written notice or Landlord's of Landlord's Parties' intent to carry out such construction, maintenance or repair work, including the location in which such work will take place. Tenant shall have the right to monitor and inspect such work at Tenant's own risk, and at Tenant's sole cost and expense. Landlord and Landlord Parties shall exercise all due care in carrying out such work. Landlord shall use reasonable efforts to immediately notify Tenant's designated contact person by telephone or facsimile in the event of Landlord's knowledge of fire, power failure, bomb threats, or other unplanned events which could adversely impact Tenant's operations.

               6.2 Remedies. Upon written notice from Tenant, stating with specificity that Landlord or one or more of the Landlord Parties is creating an interference in violation of Section 6.1 of this Exhibit G, Landlord shall take immediately all necessary measures at Landlord's sole cost and expense to eliminate the interference, including hiring agents to work extended hours, until the interference is eliminated.

               6.3 Relocation. In no event shall Landlord relocate Tenant or the Tenant's Equipment to other premises, or require Tenant to relocate the Tenant's Equipment, for any length of time to any other location, either in or on the Building or the Land or elsewhere.

          7. Co-Location. Landlord acknowledges that Tenant's business to be conducted on the Premises requires the installation on the Premises of certain communications equipment by certain licensees and customer of Tenant (collectively, "Customers") in order for such Customers to interconnect with Tenant's terminal facilities or to permit Tenant to manage or operate such Customers' equipment, or otherwise as may be required pursuant to applicable statutes and regulations. Notwithstanding anything to the contrary contained in the Lease, Landlord hereby consents in advance to any sublease, incense agreement "co-location agreement" or similar agreement (collectively, "Customer License") between Tenant and such a Customer for the limited purpose of permitting such arrangements as described above. The effectiveness of such advance consent to a particular Customer License is conditioned upon such Customer License being in writing and consistent with the provisions of the Lease (although Tenant will only be required to provide Landlord a copy of the executed Customer License if the Landlord requests it in writing).

          8. Sound Control. Tenant is responsible for taking the necessary measures to reduce the sound transmission caused by the Tenant's Equipment. In addition, Tenant's Generator shall be installed in a weatherproof, walk-around type, sound attenuating enclosure which shall limit the sound to no more than 85 dBA as measured at three (3) feet from any side, top or bottom, under all operating conditions.

          9. Confidentiality. Landlord shall use reasonable efforts to keep all Confidential Information of Tenant confidential. For the purposes of the Lease, "Confidential Information" includes any data or information pertaining to Tenant or Tenant's business, regardless of medium, that is provided by Tenant to Landlord, including Tenant's plans and specifications or electrical power requirements, site plans, or copies of any such information, but excludes any information (a) approved in writing by Tenant for release to third parties, (b) that Landlord possesses independently of Tenant, (c) that Tenant places in the public domain, or (d) that Landlord believes in good faith it is required to disclose to any court, governmental agency or quasi-governmental agency after having first notified Tenant of such good faith belief; provided, however, that the provisions of this Paragraph 9 shall not be deemed to prohibit Tenant from making public the provisions of this Lease with respect to tenant improvements, rental rates, the Term or escalations for purposes of analysis of comparable rents within any geographic area in which the Building is located, so long as Tenant's name is not used in connection therewith; nor shall the provisions of this Paragraph 9 be deemed to prohibit the furnishing of a copy of this Lease and Tenant's then current financial statement to any purchaser or prospective purchaser of the Park, the Building or the Land, or any combination thereof, or any Mortgagee or Ground Lessor, prospective Mortgagee or prospective Ground Lessor with respect to the Park, the Building or the Land, or any combination thereof, or to any appraiser, accountant or other person having a bona fide role in the evaluation of any actual or proposed sale, Mortgage or

Ground Lease, so long as, in each instance, the person receiving a copy of this Lease and Tenant's then current financial statement executes a Nondisclosure Agreement in a form which is substantially similar to that which is attached hereto as Exhibit J and made a part hereof.

          10. Indemnity. Tenant acknowledges and agrees that Sections 14 and 15 of the Lease pertain to this Exhibit G.

                                   EXHIBIT H

DRAFT 10/31/99

                         EQUINIX, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

                          Consolidated Balance Sheets

                                                                                                    December 31,     September 30,
                                                                                                        1998              1999
                                                                                                -----------------   ----------------
                                                                                                         ---          (Unaudited)
                                                  Assets
Current assets:
   Cash and cash equivalents                                                                         $ 4,164,500         3,582,100
   Short-term investments                                                                              5,000,000        42,907,100
   Prepaids and other current assets                                                                     167,600         1,929,200
                                                                                                -----------------   ----------------
       Total Current assets                                                                            9,332,100        48,418,400

Property and equipment, net                                                                              482,000         2,716,400
Construction in progress                                                                                  30,700        19,862,200
Other assets                                                                                             156,400         1,440,200
                                                                                                -----------------   ----------------
       Total assets                                                                                   10,001,200        72,437,200
                                                                                                ================    ================
                                        Liabilities and Stockholder's Equity
Current liabilities:
   Accounts payable                                                                                  $    33,800           524,100
   Accrued construction costs                                                                            252,300         6,211,400
   Accrued expenses                                                                                       85,600           325,100
   Current portion of long-term obligations                                                                  ---         1,705,800
   Income taxes payable                                                                                   39,800               ---
                                                                                                -----------------   ----------------


       Total current liabilities                                                                         411,500         8,766,400

Long-term obligations                                                                                        ---         3,811,700
Other liabilities                                                                                            ---            45,000
                                                                                                -----------------   ----------------
       Total liabilities                                                                                 411,500        12,623,100
                                                                                                -----------------   ----------------
Commitments

Stockholder's equity:
Series A convertible preferred stock; $0.001 par value per share; 11,000,000 and
  14,000,000 shares authorized in 1998 and 1999, respectively; liquidation value                          10,400            12,400
  respectively and minimum redemption value of $10,465,000 and $12,445,000 in
  1998 and 1999,
Series B convertible preferred stock, $0.001 par value per share; none and
  16,000,000 shares authorized in 1998 and 1999, respectively; none and
  6,731,290 shares issued and outstanding in 1998 and 1999, respectively;                                    ---             6,700
  liquidation value and minimum redemption value of none and
  $53,850,320 in 1998 and 1999, respectively
Common stock $0.001 par value per share; 29,000,000 and 75,000,000 shares
  authorized on 1998 and 1999, respectively; 4,100,000 and 6,787,000 shares                                4,100             6,800
  issued in 1998 and 1999, respectively
Treasury stock                                                                                               ---           (10,000)
Additional paid-in capital                                                                            10,431,000        67,327,000
Deferred compensation                                                                                        ---           (67,400)
Other comprehensive income                                                                                   ---           147,300
Deficit accumulated during the development stage                                                        (855,800)       (7,608,700)
                                                                                                -----------------   ----------------
       Total stockholders' equity                                                                      9,589,700        59,814,100
                                                                                                -----------------   ----------------
       Total liabilities and stockholders' equity                                                     10,001,200        72,437,200
                                                                                                =================   ================

                    See accompanying notes to consolidated financial statements.

DRAFT 10/31/99

                         EQUINIX, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)
                     Consolidated Statement of Operations


                                                                      Period from             Nine months              Period from
                                                                     June 22, 1998               ended                June 22, 1998
                                                                    (inception) to           September 30,           (inception) to
                                                                      December 31,               1998                 September 30,
                                                                         1998                                             1999
                                                                    ---------------         ---------------          --------------
                                                                                              (Unaudited)              (Unaudited)
Selling, general, and administrative expenses                         $ 785,700                6,755,600               7,541,300

Stock-based compensation                                                    ---                  125,600                 125,600
                                                                    ---------------          --------------          --------------
Loss from operations                                                    785,700                6,881,200               7,666,900

Interest expense                                                            ---                  138,600                 138,600

Interest income                                                        (149,900)                (266,900)               (416,800)

Interest charge on beneficial conversion of convertible debt            220,000                      ---                 220,000
                                                                    ---------------           --------------         --------------
       Net loss                                                       $ 855,800                6,752,900               7,602,700
                                                                    ===============           ==============         ==============

See accompanying notes to consolidated financial statements.

DRAFT 10/31/99

                          EQUINIX, INC. AND SUBSIDIARY

                        (A Development Stage Enterprise)

                      Consolidated Statement of Cash Flows


                                                                            Period from           Nine months          Period from
                                                                           June 22, 1998            ended             June 22, 1998
                                                                           (inception) to        September 30,       (inception) to
                                                                            December 31,             1999             September 30,
                                                                                1998                                      1999
                                                                         -----------------     ----------------      ---------------
                                                                                                 (Unaudited)           (Unaudited)
Cash flows from operating activities:
 Net loss                                                                 $  (855,800)           (6,752,900)           (7,608,700)
 Adjustments to reconcile net loss to net cash provided by (used in)
 operating activities:
  Depreciation                                                                  4,200               248,100               252,300
  Interest charge on beneficial conversion of convertible debt                220,000                   ---               220,000
  Amortization of deferred stock-based compensation                               ---                67,400                67,400
  Amortization of deferred financing costs                                        ---                83,500                83,500
  Changes in operating assets and liabilities:
   Prepaids and other current assets                                         (167,600)           (1,761,600)           (1,929,200)
   Accrued construction costs                                                 252,300             5,959,100             6,211,400
   Accounts payable                                                            33,800               490,100               523,900
   Accrued expenses                                                            85,600               239,500               325,100
   Income taxes payable                                                        39,800               (39,800)                  ---

      Net cash provided by (used in) operating activities                    (387,700)           (1,466,600)           (1,854,300)

Cash flows from investing activities:
 Purchases of property and equipment                                         (486,200)           (2,482,500)           (2,968,700)
 Construction in progress                                                     (30,700)          (19,831,500)          (19,862,200)
 Other assets                                                                (156,400)           (1,283,700)           (1,440,100)
 Other liabilities                                                         (5,000,000)          (42,882,100)          (47,882,100)
 Maturities and sales of short-term investments                                   ---             5,122,200             5,122,200

      Net cash used in investing activities                                (5,673,300)          (61,312,600)          (65.985,900)

Cash flows from financing activities:
 Proceeds from debt and sale/leaseback arrangements                               ---             6,272,100             6,272,100
 Repayments of debt                                                               ---              (157,600)             (157,600)
 Gain on sale/leaseback transaction                                               ---               (77,700)              (77,700)
 Proceeds from issuance of common stock                                        10,000                   ---                10,000
 Proceeds from exercise of stock options                                          ---               288,700               288,700
 Proceeds from issuance of promissory notes                                   220,000                   ---               220,000
 Proceeds from issuance of convertible preferred stock                      9,995,500            55,871,300            65,866,800

      Net cash provided financing activities                               10,225,500            62,196,800            72,422,300

Net increase (decrease) in cash and cash equivalents                        4,164,500              (582,400)            3,582,100

Cash and cash equivalents at beginning of period                                  ---             4,164,500                   ---

Cash and cash equivalents at end of period                                  4,164,500             3,582,100             3,582,100
                                                                         =================     ================      ===============
 Supplemental cash flow information:

   Cash paid for taxes                                                            ---                67,500                67,500
                                                                         =================     ================      ===============
 Noncash financing and investing activities:
   Preferred stock warrants issued for financing commitments                      ---               600,700               600,700
   Deferred stock-based compensation on grants of stock options                   ---                67,400                67,400
   Conversion of notes payable to convertible preferred stock                 440,000                   ---               440,000
   Unrealized appreciation on investments                                         ---               147,300               147,300
                                                                         =================     ================      ===============

See accompanying notes to consolidated financial statements.

                                   EXHIBIT I

                          FORM OF MEMORANDUM OF LEASE

          THIS MEMORANDUM OF LEASE ("Memorandum") is made effective as of the _____ day of ___________, ______, by and between TRIZECHAHN CENTERS, INC. dba TrizecHahn Beaumeade Corporate Management, a California corporation, its successors and assigns, as landlord (collectively, "Landlord"), and EQUINIX, INC., a Delaware corporation, its successors and assigns (collectively, "Tenant").

          1. Lease; Term. Landlord and Tenant have entered into a Deed of Lease (the "Lease") with respect to the premises described in Exhibit A attached hereto and made a part hereof (the "Premises") in the building located at [*], Ashburn, Virginia (the "Building"), which is located in the business park known as [*] (the "Park"), for a term of ten (10) years after the Lease Commencement Date (as such term is defined in the lease). Tenant has three (3) Renewal Options (as defined in the Lease), each of which is for a period of five (5) years.

          2. Use of the Premises. The Lease provides that Tenant shall use the Premises only for the purposes permitted by Section 6 of the Lease.

          3. Recordation. Landlord and Tenant have agreed that, at the option of either Landlord or Tenant, upon the execution of the Lease by each of them, the original of this Memorandum may be recorded among the Land Records of Loudoun County, Virginia and the party requesting recordation of this Memorandum shall pay all of the costs of recordation thereof.

          4. Lease Controls. This Memorandum is intended for notice and recording purposes only, and shall not supercede, diminish, add to or in any manner change the terms of the Lease, it being understood that the terms of the transaction shall be governed by the Lease.
_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum under seal as of the day and year first above written.

WITNESS:                                  LANDLORD:

                                          TRIZECHAHAN CENTERS, INC. dba
                                          TrizecHahn Beaumeade Corporate
                                          Management, a California corporation
By:___________________________            By:___________________________________
                                          Name:_________________________________
                                          Its:__________________________________

WITNESS/ATTEST:                           TENANT:

[Corporate Seal]                          EQUINIX, INC., a Delaware corporation
By:___________________________            By:___________________________________
Name:_________________________            Name:_________________________________
Its:__________________________            Its:__________________________________

COMMONWEALTH OF VIRGINIA

                                             )
                                             )ss:
COUNTY OF ____________________               )


          The foregoing instrument was acknowledged before me this _____ day of _____________, ____ by _____________, in his/her capacity as ____________ of
TrizecHahn Center, Inc. dba TrizecHahn Beaumeade Corporation Management.


                                        ________________________________________
                                         Notary Public
[Notary Seal]



My commission expires:

COMMONWEALTH OF VIRGINIA                        )
                                                )ss:
COUNTY OF ____________________                  )



          The foregoing instrument was acknowledged before me this _____ day of _____________, ____ by _____________, in his/her capacity as ____________ of
Equinix, Inc.




                                        ___________________________________

                                         Notary Public
[Notary Seal]



My commission expires:

                                   EXHIBIT J

                        FORM OF NONDISCLOSURE AGREEMENT



          In connection with a proposed business relationship, Equinix/SM/, Inc. ("Company") has disclosed or may disclose to you business information, technical information and/or ideas ("Proprietary Information").

          In consideration of any disclosure and any negotiations concerning the proposed business relationship, you agree as follows:

          1. You will use your diligent, good faith efforts to hold in confidence and not possess or use (except to evaluate within the U.S. the proposed business relationship) or disclose any Proprietary Information except information you can document (a) is in the public domain through no fault of yours, (b) was properly known to you, without restriction, prior to disclosure by Company, (c) was properly disclosed to you by another person without restriction, or (d) was required to be disclosed by a court of competent jurisdiction. In any event you will not reverse engineer or attempt to derive the composition or underlying information, structure or ideas of any Proprietary Information. The foregoing does not grant you a license in or to any of the Proprietary Information.

          2. If you decide not to proceed with the proposed business relationship or if asked by Company, you will promptly return all Proprietary Information and all copies, extracts and other objects or items in which it may be contained or embodied.

          3. You will promptly notify Company of any unauthorized release of Proprietary Information of which you obtain actual knowledge.

          4. You understand that this statement does not obligate Company to disclose any information or negotiate or enter into any agreement or relationship.

          5. You acknowledge and agree that due to the unique nature of the Proprietary Information, any breach of this agreement would cause irreparable harm to Company for which damages are not an adequate remedy and that Company shall therefore be entitled to equitable relief in addition to all other remedies available at law, except for consequential or special damages.

          6. The terms of this Agreement will remain in effect with respect to any particular Proprietary Information until you can document that it falls into one of the exceptions stated in Paragraph 1 above.

          7. This Agreement is governed by the internal laws of the State of Delaware and may be modified or waived only in writing. If any provision is found to be unenforceable, such provision will be limited or deleted to the minimum extent necessary so that the remaining terms remain in full force and effect. The prevailing party in any dispute or legal action regarding the subject matter of this Agreement shall be entitled to recover reasonable attorney's fees and costs.

Acknowledged and agreed on October 28, 1999

Company:____________________________     Printed Name:__________________________

By:_________________________________     Title:_________________________________

                                      J-2